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                                                                    EXHIBIT 10.1

                        CONFIDENTIAL TREATMENT REQUESTED

[LOGO]
NETSCAPE


                          NETCENTER SERVICES AGREEMENT
                                   COVER SHEET

This Netcenter Services Agreement ("Agreement"), of which this page is a cover sheet ("Cover Sheet"), is entered into as of this 29 day of April, 1998 (the "Effective Date") by and between Netscape Communications Corporation, a Delaware corporation ("Netscape"), and Excite, Inc., a California corporation ("Excite").

DESCRIPTION OF SERVICE: Development, programming, operation and production of the Co-Branded Channels, Netscape Branded Search Service, including, without limitation, the Search Results Pages, Classifieds and Directory Service for Netcenter.

EXCITE BRAND SERVICE: http://www.excite.com, or such other URL as is the initial point of access to Excite's Web Site.

TERRITORY:  United States

LOCAL LANGUAGE:  English

SERVICE PERIOD:  2 years beginning on the Launch Date.

ADDRESSES FOR NOTICE:
Excite:                                   Netscape:
Excite, Inc.                              Netscape Communications Corporation
555 Broadway                              501 East Middlefield Road, MS: MV-002
Redwood City, CA  94063                   Mountain View, CA 94043
USA                                       USA
Fax:  (650) 568-6030                      Fax: (650) 528-4123
Attn:  General Counsel                    Attn: General Counsel

EXCITE, INC.,                             NETSCAPE COMMUNICATIONS CORPORATION,

A CALIFORNIA CORPORATION                  A DELAWARE CORPORATION


Signature:/s/ GEORGE BELL                 Signature:/s/ MIKE HOMER
              -------------------------                 ------------------------
Name:         George Bell                 Name:         Mike Homer
              -------------------------                 ------------------------
Title:        President and CEO           Title:        EVP of Web site
              -------------------------                 ------------------------

* Confidential Treatment has been requested with respect to certain portions of this exhibit. Confidential portions have been omitted from the public filing and filed separately with the Securities and Exchange Commission.


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Attached Exhibits:
     Exhibit A:    End User Registration
     Exhibit B:    Payment Terms
     Exhibit C:    Copy of Mutual Confidential Disclosure Agreement
     Exhibit D:    Priority Response Times
     Exhibit E:    Netscape Licensed Technology
     Exhibit F:    Excite Licensed Technology
     Exhibit G:    Channel Allocation
     Exhibit H:    Pro Forma Layout of a Co-Branded  Channel Page; a Search
                   Results Page;  Directory  Service Page and the Netscape
                   Branded Search Service "Sampler"
     Exhibit I:    Warrant Purchase Agreement

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[LOGO]
NETSCAPE

                               SERVICES AGREEMENT

IN CONSIDERATION OF THE MUTUAL COVENANTS CONTAINED HEREIN, THE PARTIES AGREE AS
FOLLOWS:
1.    DEFINITIONS

"CHANNEL" means one of the topic specific areas providing content (at the top level), links (either directory provided, or hand-programmed), community components (i.e., mail, chat, discussion groups, etc.), e-commerce opportunities/links, and other tools, resources, and applications pertaining to the topic, identified as a Netscape channel or a Co-Branded Channel on Exhibit G.

"CLASSIFIEDS" means Excite's "Classifeds2000" service which Classifieds shall be integrated into the Co-Branded Channels and Netscape's Channels; provided, however, that for purposes of this Agreement, Classifieds shall not include any career-oriented or job posting features or services.

"CO-BRANDED CHANNELS" means (i) the Channels to be programmed and served by Excite as set forth in Exhibit G attached hereto, (ii) the Interim Channels set forth in Exhibit G and (iii) any Channels that Netscape and Excite shall agree to designate in a writing executed by both parties as "Co-Branded Channels."

"CONFIDENTIAL DISCLOSURE AGREEMENT" means the Mutual Confidential Disclosure Agreement between the parties a copy of which is attached to this Agreement as Exhibit C.

"CONTENT PROVIDER" means any third party that is participating in the Service by providing to the Service content and/or a link to a content-related site.

"CORE SERVICES" means services and applications offered by Netscape, as Netscape may specify from time to time, that generally apply to Channels, including, without limitation, services and applications containing discussion group, chat, personalization, personal home page, member directory, email, instant messaging, white and yellow pages and search features or functions.

"DIRECTORY SERVICE PAGES" means the Local Language HTML page initially served to an end user in response to such end user "clicking" on any subject category within the taxonomy of the Directory Service contained on a Channel or Search Results Page, and all subsequent Local Language HTML pages served to such end user in response to such end user "clicking" on a sub-category within the taxonomy of the Directory Service contained on such initial page or any subsequent page. Without limiting the generality of the foregoing, "Directory Service Pages" include Local Language HTML pages served to an end user that "click" on a sub-category within the taxonomy of the Directory Service contained on a Directory Service Page.

"DIRECTORY SERVICE" means the development, production, operation and maintenance of a service that serves to end users a taxonomy of subject categories and, in response to an end user clicking on any such category, serves to such end user
(i) directory listings that link to Web sites related to such category or (ii) sub-categories in the taxonomy related to such category and, in response to such end users "clicking" on any such sub-category, directory listings that link to Web sites related to such sub-category. Directory Service includes, without limitation, Directory Service Pages.

"E-COMMERCE LISTINGS" means any of Excite's Content, other than Service Ad Inventory, that (i) is included within the Co-Branded Channels, Search Results Pages, and Directory Service Pages (provided such Directory Service Pages are being served and sold by Excite) and (ii) generates Revenue, including, without limitation, sponsorships and other promotions.

"EXCITE BRAND SERVICE" means Excite's Internet-related content service specified on the Cover Sheet.

"EXCITE GRAPHIC" means HTML and/or GIF files, or files of such other format as may be designated from time to time in writing by Netscape, which conform to the then-current guidelines of the Net Search Program.

"EXCITE LICENSED TECHNOLOGY" means the technology set forth in Exhibit F attached hereto. The source code portion of the Excite Licensed Technology shall be Excite's Confidential Information.

"EXCITE NAMED ENTITY" means any of the ten (10) entities set forth in a written notice delivered by Excite to Netscape as of the Effective Date (and any of such entities' Affiliates); provided, that the total number of

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Excite Named Entities does not exceed ten (10). Excite may change any Excite
Named Entity once per quarter upon prior written notice to Netscape delivered a the quarterly review pursuant to Section 9.1.

"EXCITE'S CONTENT" means Content Provider listings and other materials supplied by, managed by or under the control of Excite.

"EXCITE'S WEB SITE" means Excite's primary and best of breed Local Language Web site, which is currently accessible by the public via the Internet at the URL http://www.excite.com.

"INTERIM CHANNELS" means the Channels the parties shall mutually agree to on the Effective Date in accordance with the provisions set forth in Exhibit G; provided, that each such Channel shall only be deemed to be an "Interim Channel" from the date of this Agreement through the first to occur of (i) receipt by Excite of written Notice from Netscape providing that such Channel is no longer an "Interim Channel" and (ii) the date that such Channel is fully functional and made accessible by Netscape to Netcenter end users.

"LAUNCH DATE" means the date specified on Exhibit G.

"LOCAL LANGUAGE" means the language specified on the Cover Sheet.

"NET SEARCH PAGE" means the Local Language HTML page on Netscape's Web Site that is currently accessible by the public via the Internet at the URL http://home.netscape.com/home/internet-search, and/or such other URL or locators as Netscape may designate.

"NET SEARCH PROGRAM" means Netscape's then-current program relating to the placement of search and directory services on the Local Language Net Search Page on Netscape's Web Site.

"NETCENTER FRONT PAGE" means the unmodified default HTML page first served to end users that access Netcenter.

"NETCENTER WIDGET" means a pull down menu on the Netcenter Front Page that allows an end user to choose an alternative, listed Internet search service to process a specific Internet search query.

"NETCENTER" means that area of Netscape's Web Site which offers online services and shopping opportunities to end users.

"NETSCAPE BRANDED SEARCH SERVICE" means the development, production, operation and maintenance of a service that serves to end users an Internet search and Directory Service, including integrated content, technologies and services that
(i) perform commensurately with, and have all of Netscape's selection (pursuant to Section 3.1, below) of the features and functions available to end users through, the then-current Excite Brand Service and (ii) may be accessed by end users through interfaces and links designed from time to time by Netscape. The Netscape Branded Search Services includes, without limitation, the Search Results Pages.

"NETSCAPE LICENSED TECHNOLOGY" means the software and technology set forth in Exhibit E. The source code portion of the Netscape Licensed Technology shall be Netscape's Confidential Information.

"NETSCAPE NAMED ENTITY" means any of the ten (10) entities set forth in a written notice delivered by Netscape to Excite as of the Effective Date (and any of such entities' Affiliates); provided, that the total number of Netscape Named Entities does not exceed ten (10). Netscape may change any Netscape Named Entity once per quarter upon prior written notice to Excite delivered at the quarterly review pursuant to Section 9.1.

"NETSCAPE'S WEB SITE" means the collection of Local Language HTML documents targeted at end users in the Territory and currently accessible by the public via the Internet at the URL http://home.netscape.com and/or at such other URL or locations as Netscape may designate.

"PAYMENT" means the amount(s) specified in Exhibit B.

" ** " means, for the purposes of Section 18.4 and as of the date 90 days after the close of any such * ("Post-Closing Date") as described in Section 18.4: the
* , as defined in Exhibit B, less (i) the accrued * , as defined in Exhibit B, and also less (ii) the following amounts depending on the date of the Post-Closing Date.

"REFUND" means, for the purposes of Section 18.4 and as of the date 90 days after the close of any such acquisition ("Post-Closing Date") as described in
Section 18.4: the Prepayment, as defined in Exhibit B, less (i) the accrued Traffic Payments, as defined in Exhibit B, and also less (ii) the following amounts depending on the date of the Post-Closing Date:


* Confidential Treatment has been requested with respect to certain portions of this exhibit. Confidential portions have been omitted from the public filing and filed separately with the Securities and Exchange Commission.

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     $5 million if the Post-Closing Date occurs during the first quarter after the Launch Date;

     $10 million if the Post-Closing Date occurs during the second quarter after the Launch Date;

     $16 million if the Post-Closing Date occurs during the third quarter after the Launch Date; $22 million if the Post-Closing Date occurs during the fourth quarter after the Launch Date;

     $28 million if the Post-Closing Date occurs during the fifth quarter after the Launch Date;

     $34 million if the Post-Closing Date occurs during the sixth quarter after the Launch Date;

     $41 million if the Post-Closing Date occurs during the seventh quarter after the Launch Date;

     $48 million if the Post-Closing Date occurs during the eighth quarter after the Launch Date;

provided, however, that if at the time of the Post-Closing Date Netscape has delivered all traffic guarantees hereunder (other than guarantees with respect to Excite's search participation in the Net Search Program), there shall be no Refund payable to Excite.

"REVENUE" means the gross revenue received by Excite for * received by Excite for any other revenue generating activity derived directly on or from pages of the Service.

"SEARCH RESULTS PAGE" means the Local Language HTML page that is served to an end user in response to the submission of a query by such end user through the Netscape Branded Search Service or in response to such end user "clicking" on a directory listing served to such end user in response to the submission of a query by such end user through the Netscape Branded Search Service.

"SERVICE AD INVENTORY" means the electronic advertising inventory sold and served by Excite within the Co-Branded Channels, Directory Service Pages (provided such Directory Service Pages are served and sold by Excite), Search Results Pages and advertising sold in any "Classifieds" portion of the Service under the control of Excite.

"SERVICE PERIOD" means that period identified on the Cover Page of this Agreement.

"SERVICE" means the service described on the Cover Sheet, the operation of which is the subject of this Agreement.

"TERM" means the period of time beginning on the Effective Date and ending on the last day of the Service Period or upon such earlier time as this Agreement is terminated.

"TERRITORY" means the target geographic area listed on the Cover Sheet. provided, however, that if at the time of the Post-Closing Date the * less the Netscape * is greater than the Prepayment less the Traffic * to date, then the * shall equal zero dollars.

2. NETCENTER FRONT PAGE; CO-BRANDED CHANNELS

2.1. Netcenter Front Page. The Netcenter Front Page will be programmed and served by Netscape. The Netcenter Front Page will be Netscape branded only and neither Excite nor any Excite Named Entity will have any branding on the Netcenter Front Page. Notwithstanding anything to the contrary, (i) AOL branding that is integral to Netscape's promotion of Netscape AOL Instant Messenger or
(ii) sub-brands of services offered by any Excite Named Entity may appear on the Netcenter Front Page so long as the primary brand of the Excite Named Entity does not appear as a component of the sub-brand. A portion of the Netcenter Front Page real estate will be used to highlight Co-Branded Channels provided by Excite consistent with the channels provided by Netscape.

2.2. The Co-Branded Channels. Netscape shall include Netcenter as part of Netscape's Web Site. The Channels will be allocated between the parties as set forth in Exhibit G. The Co-Branded Channels will be included within Netcenter. The Co-Branded Channels shall be offered in the Local Language and targeted toward end users in the Territory. The Co-Branded Channels shall be modeled after, yet differentiated from, Excite's Brand Service, in accordance with Netscape guidelines therefor, and shall be consistent with the overall look, feel and end user experience of Netcenter. Netscape may, upon reasonable advance notice to Excite, revise the guidelines for the Co-Branded Channels and the means whereby end users may access the Co-Branded Channels, provided that the accessibility of the Co-Branded Channels within Netcenter is not materially reduced. Netscape and Excite will cooperate in good faith to establish a schedule to promptly implement changes to the Co-Branded Channels necessary to comply with Netscape's revised guidelines. The search box appearing in Netscape Channels and Co-Branded Channels will offer only the Netscape Branded Search Service.


* Confidential Treatment has been requested with respect to certain portions of this exhibit. Confidential portions have been omitted from the public filing and filed separately with the Securities and Exchange Commission.

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2.3. Co-Branded Channels Pages. Subject to the terms and conditions of this
Agreement, each page of each Co-Branded Channel will: (i) be produced and managed by Excite, (ii) be served from a "Netscape.com" domain name (or such other domain name as Netscape may determine), (iii) reside solely on Excite's servers and (iv) substantially conform to the pro forma Co-Branded Channel page layout attached hereto as Exhibit H as such Exhibit may be revised by Netscape from time to time upon reasonable advance notice to Excite. Netscape and Excite will cooperate in good faith to establish a schedule to promptly implement changes to the Co-Branded Channels necessary to comply with Netscape's revisions to the Co-Branded Channel page layout. All access to each page of the Co-Branded Channels shall be deemed to be via Netscape's Web Site, and therefore shall be Netscape traffic. Every page of each Co-Branded Channel shall be co-branded by Netscape and Excite with each party's brand receiving prominence in accordance with Exhibit H and such co-branding shall appear on a location designated by Netscape above the fold on each such page in accordance with Exhibit H. The Service and the Excite Brand Service may be run on the same or separate Excite servers provided that the servers on which the Service is run shall be equal in performance and reliability to the server on which the Excite Brand Service is run throughout the Term. A user interface designated from time to time by Netscape for the Netscape Branded Search Service shall be included by Excite on each page within each Co-Branded Channel. Every page within each Co-Branded Channel shall include a navigational toolbar which shall appear above the fold and offer end users navigational controls within Netcenter. The overall look and feel of the toolbar shall be determined by Netscape and be consistent with the look and feel of the other navigational toolbars within Netcenter. Netscape may specify that Excite implement other features within each Co-Branded Channel to ensure consistency across Netcenter Channels and Excite will make reasonable commercial efforts to provide the capability to facilitate the integration of these other features into the Co-Branded Channels at the same level of prominence that similar features are integrated into the Excite Brand Service to the extent Netscape chooses to incorporate features and functionality as developed by Excite. Excite will provide capability for Netscape to program "recirculation" links in the Co-Branded Channels and Directory Service Pages, Netscape Channels and Search Results Pages to drive traffic back to Netcenter. Netcenter service links will be the only recirculation links.

2.4. Co-Branded Channels Name. Each page of each Co-Branded Channel shall include a channel name mutually agreed upon by Netscape and Excite. Excite shall not independently use such name without Netscape's prior written consent unless such name is generic or descriptive or such use occurs in connection with Excite's advertising sales and promotional efforts on behalf of the Co-Branded Channels. If such name includes a co-branding component that is not generic or descriptive, Excite may not use such name with Netscape's name expunged unless such non-generic and non-descriptive component was already in use on the Excite Brand Service prior to the Effective Date, in which case Excite grants Netscape a royalty-free perpetual license to use such component in connection with the Service. The Co-Branded Channels will be co-branded one level down from the Netcenter Front Page and throughout all the pages linked within the Co-Branded Channels. The top level branding bar and navigation bar will be provided by Netscape. Channels programmed by Netscape will not include Excite's branding. All Netscape Channels will be branded as Netscape shall determine in its sole discretion.

2.5. Traffic and Reach. All pages generated and delivered within the Co-Branded Channels, the Netscape Branded Search Service and Directory Service Pages shall be deemed Netscape traffic. Excite agrees that for the purpose of third party industry measurement metrics (such as * and * ), the traffic (i.e., page-views) within the aforementioned areas will be exclusively attributable to Netscape. Excite and Netscape agree that, for their respective purposes and for the purpose of third party industry measurement metrics (such as * and * ), the audience * and * within the aforementioned areas will be * to * parties. Netscape and Excite will make good faith efforts to obtain the consent of third party industry measurement firms and will * to * audience * and * to * for * Pages and * Channel pages.

3. NETSCAPE BRANDED SEARCH SERVICE

3.1. Development.

         3.1.1. Excite shall use its best commercial efforts to develop and deliver to Netscape the Netscape Branded Search Service (including the technical specifications therefor) by the Launch Date. The Netscape Branded Search Service will (i) have the same features and functions as the Internet search and


* Confidential Treatment has been requested with respect to certain portions of this exhibit. Confidential portions have been omitted from the public filing and filed separately with the Securities and Exchange Commission.

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Directory Service features and functions then-currently available on Excite's
Web Site to the extent Netscape elects to incorporate such features and functions into the Netscape Branded Search Service, (ii) be available through search field and directory graphics designed by Netscape, (iii) except as provided in Section 3.3 with respect to Search Results Pages, be branded as Netscape shall determine in its sole discretion, and (vi) be consistent with the overall look, feel and end user experience of Netcenter. The Netscape Branded Search Service "sampler" which is presented on the Net Search Page will be co-branded in a manner substantially similar to the mock-up set forth in Exhibit H.

3.1.2. In addition to, and not in limitation of, any other obligation of Excite under this Agreement, Excite shall provide Netscape with written notice of any new Internet search or directory service features or functionality to be launched by Excite on the Excite Branded Service no less than the earlier of (i) thirty (30) days prior to the commencement of the testing of such new functionality by Excite, (ii) thirty (30) days prior to the launch of such new functionality on the Excite Brand Service (the "Excite Launch"), or (iii) such other period intended, in good faith, to provide Netscape with sufficient time to evaluate the new feature or functionality with the goal of a concurrent launch within Netcenter. Upon receipt of such notice, Netscape shall have ten
(10) business days to notify Excite in writing of Netscape's intention to incorporate the new Internet search or directory service features or functionality into the Netscape Branded Search Service and/or Directory Service or Netscape shall be deemed to have elected to not incorporate the new Internet search or directory features or functionality in any manner into the Netscape Branded Search Service and/or Directory Service. If Netscape gives written notice to Excite stating Netscape's intention to incorporate the new Internet search or directory service features or functionality into the Netscape Branded Search Service and/or Directory Service, Netscape and Excite shall make good faith efforts to mutually agree on a schedule for the incorporation of such new features or functionality in the Netscape Branded Search Service and/or Directory Service with the goal of a concurrent launch, and each shall make reasonable commercial efforts to incorporate the new features or functionality by the scheduled implementation date. Nothing in this Section will require Excite to delay the launch of any new Internet search or directory service features or functionality on the Excite Branded Service.

3.2. Evaluation of the Netscape Branded Search Service. Upon delivery to Netscape of the Netscape Branded Search Service or any improvement or other modification thereof pursuant to Section 3.1, Netscape shall evaluate the Netscape Branded Search Service to determine if the Netscape Branded Search Service materially conforms to the specifications therefor and Netscape's graphics design and provides the same features and functions as the search and Directory Service features and functions available on Excite's Web Site corresponding to those features and functions selected by Netscape pursuant to
Section 3.1. In the event that Netscape shall discover any error in the Netscape Branded Search Service that prevents the Netscape Branded Search Service from materially conforming to the specifications or Netscape's graphics design or, in the event that the features and functions selected by Netscape pursuant to
Section 3.1 for incorporation into the Netscape Branded Search Services do not include features and functions equivalent to the corresponding Internet search and Directory Service features and functions then-currently available on Excite's Web Site, Netscape will notify Excite of such errors and/or omissions in writing and Excite shall then use its reasonable commercial efforts to correct such error and/or omissions and redeliver to Netscape such modified Netscape Branded Search Service. Upon receipt of such modified Netscape Branded Search Service, Netscape shall re-evaluate the Netscape Branded Search Service in accordance with this Section 3.2. In the event of a major malfunction of the Service or any component thereof within Excite's control, Excite will use its best efforts to immediately correct such malfunction.

3.3. Search Results Pages. Each Search Results Page will (i) be served to end users that submit a query or "click" on a directory listing from a Netscape branded search and/or directory user interface or link, or from a Search Results Page, including, without limitation, any graphic designed by Netscape pursuant to Section 3.1 or included by Netscape in the Net Search Program and any links to the Netscape Branded Search Service from the Netcenter Widget, (ii) be produced and managed by Excite, (iii) have a "Netscape.com" domain name (or such other domain name as Netscape may determine), (iv) reside solely on Excite's * and (v) be consistent with the overall look, feel and end user experience of Netcenter. All access to the Search Results Pages shall be deemed via Netscape's Web Site, and therefore shall be Netscape traffic. The Search Results Pages will be predominantly Netscape branded (with * of * the * of Netscape's branding) in accordance with the pro forma layout set forth in Exhibit H, with * placement of the two brands to be reasonably determined by Netscape. If the term * or * is used in conjunction with the Excite brand, the * or * characters will not be counted in the relative brand prominence. Excite agrees that the Netscape Branded Search Service and the Excite Brand Service may be run on the same or separate


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Excite servers provided that the servers on which the Service is run shall be equal in performance and reliability to the server on which the Excite Brand Service is run throughout the Term.

4. NET SEARCH PROGRAM

4.1. Participation in the Net Search Program. During the period commencing on the date that Netscape shall launch the 1998/1999 Net Search Program through the Term, Excite shall be entitled to participate as a "premier provider" in the Net Search Program. Such participation shall be subject to Netscape's then-current applicable Net Search Program guidelines. Excite shall be allocated on the Net Search Page * percent (*%) of the premier random rotation in a single position for the Excite Graphic for the duration of the Term. Excite may use its position within the rotation to feature any one of * search and directory * and * or * associated with the featured flagship Excite search and directory service, in a manner substantially similar to the promotional use of Excite's premier provider "sampler" in the 1997/1998 Net Search program, provided Netscape has been given reasonable notice prior to any such change. Netscape and Excite will cooperate in good faith to establish a schedule to implement promptly any such change. During the 1998/1999 Net Search Program, Netscape agrees not to * a random rotation percentage * than * . During the 1999 * , excluding Netscape and Excite, will * than a * within the Net Search Program. On a timeline to be mutually agreed, the parties will issue a joint press release outlining Excite's participation in the Net Search Program and outlining the allocation of Excite's Net Search rotation (where such timing will follow the execution of Netscape's other Net Search Agreements). Netscape will price, sell, manage and retain all revenue from the other Premier and Marquee Provider positions on the Net Search Page. These positions will continue to send traffic to the sites of those providers.

4.2. Netscape Branded Search Service. During the 1998/1999 Net Search Program, Netscape shall allocate on the Net Search Page at least * of the premier random rotation for a link to the Netscape Branded Search Service and, commencing on the date that Netscape shall launch the 1999/2000 Netscape Program through the Term, Netscape shall allocate on the Net Search Page at least * of the premier random rotation for a link to the Netscape Branded Search Service.

4.3. Netcenter Widget. During the period commencing on the date that Netscape shall launch the 1998/1999 Net Search Program through the Term and provided that Netscape includes the Netcenter Widget, Netscape shall produce the Netcenter Widget in a manner that permits end users to submit a query to Excite's Net Search Program search engine and in a manner that displays the link to Excite's Net Search Program search engine in a * to that of Excite's * in the Net Search Program.

5. DIRECTORY SERVICE

5.1. Directory Service. During the Term, Excite will develop, operate and maintain a Directory Service for Netcenter. The Directory Service for Netcenter shall be fully functional on the Launch Date and shall be integrated into the Co-Branded Channels and such other Channels as Netscape shall designate from time to time. Except as otherwise agreed by the parties, Excite agrees that the Directory Service for Netcenter shall be equivalent in function, features and depth, including, without limitation, taxonomy, and shall be updated no less frequently than the directory service available through the Excite Brand Service, subject to Netscape's selection of directory features or functionality pursuant to Section 3.1.

5.2. Taxonomy of Directory Service for Netscape Channels. Excite will provide the capability for Netscape to deliver a subject based directory service that would be presented to the user outside the context of a Channel. Excite will also provide the capability for Netscape to deliver an alphabetically-based directory service. To the extent that Excite develops a time-based or location-based directory service for its own purposes, Excite will provide the capability for Netscape to deliver these directories as well. Excite will provide "cuts" of the directory to be integrated into the Netscape channels. The technical teams will work in good faith to assure timely updates to the Netscape Directory Service. Netscape may, with the assistance of Excite, determine the taxonomy contained in any Directory Service to be included by Netscape in a Channel (other than Co-Branded Channels). At Netscape's request from time to time, upon reasonable advance notice to Excite, Excite shall modify and enhance the taxonomy of any Directory Service included by Netscape in a Channel (other than Co-Branded Channels). Netscape and Excite will cooperate in good faith to establish a schedule to promptly implement changes to the Directory Service necessary to comply with Netscape's revisions.


* Confidential Treatment has been requested with respect to certain portions of this exhibit. Confidential portions have been omitted from the public filing and filed separately with the Securities and Exchange Commission.

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5.3. Directory Service Pages. Each Directory Service Page will (i) be served to end users that "click" on a category or sub-category of the Directory Service contained on a page within any Channel or on any Search Results Page or Directory Service Page, (ii) be produced and managed by Excite, (iii) have a "netscape.com" domain name (or such other domain name as Netscape may determine), (iv) reside solely on Excite's *, (v) contain links to recirculate traffic back to Netcenter based on keyword mapping mutually agreed to by the parties which, in any event, shall recirculate traffic back to Netcenter in a manner equivalent to the manner which Excite recirculates traffic from its directory service pages in the Excite Brand Service back to the Excite Brand Service to the extent that the Directory Service remains substantially similar to the Excite Brand Service, and (vi) be consistent with the overall look, feel and end user experience of Netcenter. All access to the Directory Service Pages shall be deemed via Netscape's Web Site, and therefore shall be Netscape traffic for all purposes, including, without limitation, third party industry measurement metrics (such as * and *). Such Directory Service Pages shall be Netscape branded; provided, that Excite shall be entitled to include above the fold of each such Directory Services Page an indication that such page is "powered by" Excite in a manner substantially similar to, and no greater or smaller in size or prominence as, the attribution to Excite contained on the pro forma Directory Service Page attached hereto as Exhibit H.

5.4. Directory Service for Netcenter Front Page. In the event that Netscape shall determine to employ a directory oriented navigation model for the Netcenter Front Page, Netscape may provide written notice thereof to Excite. Upon receipt by Excite of any such notice, Excite agrees to use commercially reasonable efforts to promptly develop for Netscape, in accordance with specifications and a development schedule to be determined by the parties in good faith, such directory oriented navigation model for the Netcenter Front Page.

5.5. Netscape Programming Directory Service. In the event that Netscape decides to take over responsibility for programming all or part of the Directory Service, and upon ample prior notice to Excite and an agreed-upon transition schedule, Excite shall deliver to Netscape all tools, technologies, and other engineering resources as shall be reasonably necessary to permit Netscape to manage, produce, operate, modify and support the Directory Service. In such event, Excite shall also deliver to Netscape regular updates of Excite's directory service in order for Netscape to maintain the Directory Service in Netcenter.

6. SERVICE IMPLEMENTATION

 6.1. Core Services; Classifieds.

         6.1.1. Netscape shall include within the Service and Netscape Channels such Core Services as Netscape shall from time to time determine. Excite agrees that Excite shall not include, on any page of the Service, any services or applications that contain features or functions included in any Core Service, except for the Internet search and Directory features and functions that are provided by Excite at Netscape's request and, to the greatest extent possible that does not conflict with either of the parties' existing obligations, Excite's Classifieds2000 service will be the provider of classifieds functionality (excluding career and job posting classifieds) throughout the Netcenter Service. Excite will make reasonable commercial efforts to provide the capability either for Netscape or for Excite to facilitate the integration of the Core Services into the Co-Branded Channels, Netscape Channels, Directory Service Pages and the Netscape Search Results Pages at the same level of prominence that these services are integrated into the Excite Brand Service to the extent Netscape chooses to incorporate features and functionality as developed by Excite pursuant to Section 3.1. Excite will have the right to sell sponsorships in "bundles" (including channel sponsorships or ads) for the * that are integrated into the Co-Branded Channels (i.e. * in the * ). These chat and discussion forums can be co-branded at Excite's request. All other core services will be Netscape branded or Netscape co-branded with another third party.


* Confidential Treatment has been requested with respect to certain portions of this exhibit. Confidential portions have been omitted from the public filing and filed separately with the Securities and Exchange Commission.

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                        CONFIDENTIAL TREATMENT REQUESTED

         6.1.2. To the greatest extent possible that does not conflict with either of the parties' existing obligations, Excite's Classifieds2000 service will be the provider of Classifieds functionality throughout Netcenter (other than career and/or job areas) and all gross revenue derived from the Classifieds shall be considered * and will be * to the terms set forth in Exhibit B.

6.2. Production, Technology and Content Programming. The Service shall use substantially the same technology and advantages as Excite uses in the Excite Brand Service and Excite's Web Site, subject to Netscape's design choices and selection of Internet search or directory features or functionality pursuant to
Section 3.1, unless otherwise agreed to by the parties. Excite will adhere to sub 5-second page delivery to the end user service levels for all pages served within the Excite delivered portion of the Service. The Service shall not be disadvantaged or suffer from inferior production, programming, content (unless Excite is contractually restricted from providing such content to the Service after having made good faith efforts to eliminate any such restrictions) or performance relative to the Excite Brand Service. Excite shall in good faith consider employing in the Service Netscape's technology, if available, rather than a technology supplied by a Netscape Named Entity which competes with Netscape products or services, provided that such use of Netscape's technology does not reduce the performance or production of the Service as compared to comparable elements of the Excite Brand Service on Excite's Web Site. Excite's obligation to produce the Service, including production services, technology and content programming which meet standards established by Excite on Excite's Web Site and general industry standards, is a material obligation of Excite under this Agreement. Netscape and Excite agree to work towards a page layout in the Co-Branded Channels, Search Results Pages and Directory Service Pages which is consistent with the page layout in Netscape's own Channels and Netcenter.

6.3. [INTENTIONALLY LEFT BLANK]

6.4. Content Restrictions.

6.4.1 Excite agrees that Excite shall not include on any page of the Service (i) any search field or Directory Service, other than the Netscape Branded Search Service and the Directory Service provided by Excite to Netscape pursuant to
Section 5.1, (ii) any advertisement, sponsorship, promotion or other revenue generating links, listings or materials, other than the Service Ad Inventory or E-Commerce Listings, (iii) any such other links, listings or materials, except as are approved by Netscape in writing, (iv) E-Commerce Listings, Service Ad Inventory, directory listings or other links, listings or materials that serve to an end user any page on the Excite Web Site, subject to the provisions of
Section 6.5.3, (v) any application or service containing features or functions contained in any Core Service (except for the Internet search and Directory Service features and functions that are provided by Excite and, to the greatest extent possible that does not conflict with either of the parties' existing obligations as of the Effective Date, Excite's Classifieds2000 service, which will be the provider of classifieds functionality (other than careers) throughout Netcenter, (vi) links, listings or other materials that serve to an end user any page not within Netcenter, other than Service Ad Inventory, E-Commerce Listings or other links, listings and materials approved by Netscape in writing, subject to the provisions of Section 6.5.3, or (vii) any Service Ad Inventory, E-Commerce Listings or other links, listings or materials to any content, services or products offered by the Netscape Named Entities that are directly competitive with content, services or products offered by Netscape. Any promotion of Netscape Named Entities within these pages must be agreed to by Netscape in advance of such promotion. On the Effective Date, the parties shall
* Excite Named Entities and Netscape Named Entities.

         6.4.2 Excite will provide carriage to Netscape content and services to be mutually agreed to by the parties. On Co-Branded Channels, Directory Service Pages, Classifieds and Netscape Search Results Pages, Excite will refrain from promoting or providing carriage to content and services directly competitive to those of Netscape, including the Netscape Named Entities. Netscape will provide carriage to the Co-Branded Channels in Netscape controlled parts of the Service as mutually agreed.

         6.4.3 Services and products which directly compete with Excite's Internet services may not be promoted through advertising, e-commerce or sponsorship deals or content deals within the pages and services served by Netscape in the Service. The foregoing restriction shall not apply to: (i) AOL branding that is integral to Netscape's promotion of Netscape AOL Instant Messenger, (ii) sub-brands of services offered by any Excite Named Entity, so long as the primary brand of the competitor does not appear as a component of the sub-brand, (iii) the Net Search Program, and (iv) other Netscape contractual obligations


* Confidential Treatment has been requested with respect to certain portions of this exhibit. Confidential portions have been omitted from the public filing and filed separately with the Securities and Exchange Commission.

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existing as of the Effective Date. Any other promotion of Excite Named Entities within these pages must be agreed to by Excite in advance of such promotion.

6.5. Sale of Service Ad Inventory and E-Commerce Listings.

         6.5.1. The Co-Branded Channel for * will provide an integrated set of commerce properties contributed by Netscape and Excite (based on Channel allocations). The parties will cooperate in good faith to maximize revenue from
* and e-commerce deals that involve both parties' Netcenter channels. Ad banners and e-commerce links within Netscape managed content/services will be * by Netscape. This includes the Netcenter Front Page, Netscape Channels, the Net Search Page and Directory Service Pages in the Netscape Channels. Excite shall be responsible for * all advertising, sponsorships and any other promotions within the Service Ad Inventory and E-Commerce Listings in the Search Results Pages, Directory Service Pages in the Co-Branded Channels and the Co-Branded Channels, subject to the then-current Excite guidelines for advertising and e-commerce partners. As of the Effective Date, Netscape has reviewed and approved Excite's guidelines. If Excite management approval is required for any category of advertisements, then Netscape shall also approve of such advertisement before such advertisement is accepted for posting in the Service. If Excite wishes to change its guidelines for advertising and e-commerce partners, Excite shall so notify Netscape and the parties shall mutually agree to any such change as it pertains to the Service Ad Inventory. The parties will cooperate in good faith to maximize revenue from shopping and E-commerce deals that involve both parties' Netcenter Channels. Advertising for * is * in the Search Results Pages and the Co-branded Channels consistent with Excite's applicable advertising sales policies.

         6.5.2. Advertising and e-commerce services which Excite shall provide include sales, order processing, serving Service Ad Inventory and E-Commerce Listings, billing and collection and reporting pursuant to Section 9.2. In selling Service Ad Inventory and E-Commerce Listings and providing advertising and e-commerce services hereunder, Excite will carry out such services with substantially the same diligence and vigor as it employs when selling, managing or maintaining similar advertising and e-commerce on its own services and Web sites. The parties acknowledge that nothing contained herein requires that Service Ad Inventory or the E-Commerce Listings in the Service and in Excite's Web Site be offered * .

         6.5.3. All unsold ad banner inventory, after the delivery of any make goods to advertisers, within the Service Ad Inventory shall be considered house ad banner inventory. In the normal course of business, Excite may use * of this house ad banner inventory to provide Excite's advertising customers with make goods, provide promotional inventory and make other industry standard uses of such excess inventory. Excite may also use its share of house inventory to promote (i) Netcenter, (ii) the Co-Branded Channels and other services offered by Excite in the Service, or (iii) to a maximum of * of Excite's share of the house inventory, Excite's Internet services. Netscape may specify up to * of its share of the house inventory to promote Netcenter services (including those co-branded services delivered by Excite). Both parties must mutually approve any promotion outside these guidelines in advance. Either party may use its allocation of house inventory as barter to third parties other than Excite Named Entities or Netscape Named Entities.

         6.5.4. Current Netscape * that fall into Excite channel areas will need to be * into Excite's Co-Branded Channel for * . Excite will sell all other categories within the * Channel where Netscape does not * have an * as Netscape shall * Excite as of the Effective Date. Excite shall comply with * Netscape has assuming such * of Excite. Should the parties' * the parties shall negotiate a reasonable solution in good faith.

         6.5.5. Prior to Excite selling any E-Commerce Listings on Directory Search Pages in a Netscape Channel, Excite shall get Netscape's prior written approval. For the duration of the term of the such contracts entered into by Excite, the parties will share revenue for such E-Commerce Listings on the same basis as if Excite had sold such E-Commerce Listing on the Directory Search Page in a Co-Branded Channel.

6.6. Content Provider Participation in the Co-Branded Channels. Excite shall determine the guidelines by which Content Providers may participate in the Co-Branded Channels, provided such guidelines comply with Netscape's specifications. With respect to each Content Provider that may or does participate in the


* Confidential Treatment has been requested with respect to certain portions of this exhibit. Confidential portions have been omitted from the public filing and filed separately with the Securities and Exchange Commission.

                                       11
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                        CONFIDENTIAL TREATMENT REQUESTED


Co-Branded Channels, Excite will be responsible for administering each such Content Provider's application and compliance with the guidelines. If any such Content Provider fails to come into compliance after receipt of notification, Netscape shall direct Excite to reduce or remove the listing of a non-complying Content Provider.

6.7. Technical Support by Excite. During the Term, Excite shall provide technical support services for the Service to Netscape on a timely basis, appoint a technical contact to whom Netscape may address all technical questions relating to the Service, and use its commercially reasonable efforts to promptly remedy any material malfunctioning of the Service. Excite shall perform such technical support in accordance with the terms set forth in Exhibit D, or as otherwise provided herein. Excite shall be responsible for subscribers' maintenance and support requirements in connection with the Service. Excite shall be solely responsible for the purchase, implementation, maintenance and support of all software and hardware required to fulfill its obligations under this Agreement.

6.8. Netscape Technical Support. During the Term, Netscape shall provide technical support services to Excite for the interaction between the Service and other areas of Netcenter on a timely basis, appoint a technical contact to whom Excite may address all technical questions relating to the technical interface between such areas and use its commercially reasonable efforts to promptly remedy any material malfunctioning of areas of Netcenter that interact with the Service. Netscape shall be responsible for subscribers' maintenance and support requirements in connection with Netscape's Web Site other than the Service. Netscape shall be solely responsible for the purchase, implementation, maintenance and support of all software and hardware required to fulfill its obligations under this Agreement.

6.9. Proprietary Rights. If either party has contributed to the Service or the Net Search Program intellectual property rights owned by that party, including, without limitation, the Excite Graphic, the other party shall be granted a royalty-free, worldwide license, without payment or other charge therefor, to use, display, perform, reproduce and distribute such intellectual property solely in connection with the Service and the Net Search Program for the duration of the term of the Agreement, unless otherwise provided herein. Copyrighted elements contained in a Service and the Net Search Program shall be the property of the copyright owner.

6.10. Ownership. The Excite Licensed Technology, including, without limitation, all intellectual property rights therein, shall be owned by Excite. Subject to Excite's ownership of the Excite Licensed Technology, modifications to the Excite Licensed Technology during the term of the Agreement, including, without limitation, all intellectual property rights therein, shall be owned by Excite. After the term of the Agreement, subject to the technology license described in
Section 13 and Exhibit F, modifications to the Excite Licensed Technology developed by or on behalf of Netscape, including, without limitation, all intellectual property rights therein, shall be owned by Netscape. The user interface of the Netscape Branded Search Service, including, without limitation, all intellectual property rights therein, shall be owned by Netscape. The Netscape Licensed Technology, including, without limitation, modifications and all intellectual property rights therein, shall be owned by Netscape. Other copyrighted elements contained in the Service and the Net Search Program shall be the property of the copyright owner. Except as otherwise provided in this
Section 6.10, jointly developed or conceived intellectual property rights shall be owned as the parties shall, in good faith, agree.

7. END USER REGISTRATION AND CUSTOMER SUPPORT

7.1. User Registration. End users who wish to engage in certain activities in the Co-Branded Channels may have to register as described in Exhibit A, as such Exhibit may be revised by Netscape from time to time. Netcenter members will be able to register for appropriate co-branded content through the personalization offering. Netscape will develop the end user personalization offering. Until such time as Netscape's personalization offering is developed, which is estimated to be 90 days after the Launch Date, Excite may use its personalization technology to provide personalization functions within the Co-Branded Channels. Once the Netscape personalization offering is available, Excite agrees to transition to Netscape's personalization offering in the Co-Branded Channels after the availability of Netscape's personalization offering according to a mutually determined schedule and transition plan. To facilitate this transition, Netscape will give Excite as much advance notice of the completion and specifications of the personalization offering as reasonably possible and the parties will cooperate in good faith on hosting, transition and implementation issues. The co-branded content for which users register on Netcenter channels maintained by Excite will be integrated with Netscape's member directory and personalization offering. Excite will support Netscape's personalization through the deployment of Netscape LDAP/NIB software and use of the Netscape personalization schema. Excite will support Netscape personalized summaries through the deployment and provision of RDF+ based summaries of content provided through

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the Excite Co-Branded Channels as Netscape's personalization technology is developed. The user registration page will be linked to the Netcenter Front Page as well as all other appropriate pages in the Service as Netscape shall determine. Any and all information regarding end users that is obtained by Excite through, or in connection with, the Service will be subject to the terms and conditions of Exhibit A.

7.2. Netcenter Customer Support Programs. Excite shall provide customer support features in the Co-Branded Channels consistent with Netscape's then current customer support policies or as otherwise mutually agreed. Netscape may develop additional Netcenter features and programs to help promote sales and customer loyalty, and Excite shall implement such services and features when they are developed, provided such implementation be reasonable and standard for participants in Netcenter.

8. NETSCAPE PRODUCTS AND TECHNOLOGY

8.1. Optimize for Netscape Technology. In consideration of Excite participating as an integral service partner within a core area of Netcenter and in order to optimize the efficiency of the Service, during the Term:

         8.1.1. Within all aspects of the Service, Excite shall ensure compatibility with Netscape-released client software used by Netcenter members, especially the latest Netscape-released version of Netscape Communicator client software or any successor;

         8.1.2. Excite shall implement within the Service a dynamic HTML interface or the then current client software technology within the beta testing period of the client software. Such dynamic HTML features shall be positioned in at least one prominent content area within the Service and be operational and publicly accessible at the time of the release of the new Netscape client products;

         8.1.3. Excite shall consider the use of at least * of Netscape * product (currently Netscape * ) to maintain Excite's Web Site;

         8.1.4. Within the Service, Excite shall not promote any client and server software or online service that directly competes with Netscape's software or service;

         8.1.5. Excite shall display the "Netscape Now" button (or any successor button) prominently on the * of Excite's Web Site, on * Service, and on any page on * which contains a * or * for any * . On any page on which the Netscape Now button is displayed, the Netscape Now button shall be at least * to the virtual button, text link or graphic for any * . Netscape hereby grants Excite a nonexclusive and nontransferable license to perform and display the Netscape Now button directly in connection with fulfilling the foregoing obligation. Excite's use of the Netscape Now button shall be in accordance with the guidelines of the Netscape Now Program currently published at the URL http://home.netscape.com/comprod/mirror/netscape_now_guidelines.html. Excite's course of dealing with respect to other services it may operate shall be governed by the terms of Section 8.2.

8.2. Course of Dealing. In consideration of (i) the use of the netscape.com domain name for the Service, and (ii) the treatment of the Co-Branded Channels as a fundamental part of the Netcenter service, until such time as Microsoft fully publicly documents and makes available its operating systems' programming interfaces sufficiently to enable Netscape to make use of all of the facilities and resources of those operating systems on a basis equal to that of Microsoft, Excite shall:

         8.2.1. Within Excite.com, not accord Microsoft's Internet Explorer product a position of preference and prominence, overall as well as on an element by element basis, greater than that accorded Netscape and its products and services; and

         8.2.2. Not make content available solely to users of client software or services other than Netscape's, or disfavor or disadvantage users of Netscape client software or services in any way relative to users of other Internet client software or services.

9. JOINT ACTIVITIES

9.1. Quarterly Reviews of the Service. Netscape and Excite agree to establish quarterly reviews of the Service to evaluate the success of the Service and agree to modifications and improvements to the Service.


* Confidential Treatment has been requested with respect to certain portions of this exhibit. Confidential portions have been omitted from the public filing and filed separately with the Securities and Exchange Commission.

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9.2. Reporting. Excite will provide on-line, password protected access to a daily user access log report (updated weekly) in common log format describing the total number of page impressions for each of the pages in the Service, and such other tracking information as the parties shall mutually agree, and (ii) Netscape shall provide Excite with on-line, password protected access to reports describing the number of redirects of traffic to the Co-Branded Channels from Netscape's Web Site and such other tracking information as the parties shall mutually agree. The information contained in the reports and logs shall be maintained online for six (6) months and archived thereafter, and will be deemed the Confidential Information of both parties for the purpose of the Confidential Disclosure Agreement, provided, however that Netscape shall have the right to use the information contained in such reports in Netscape's private and public reporting of access to the Service and Netscape's Web Site.

9.3. Audit Rights. Excite shall retain complete, clear and accurate records regarding its activities under this Agreement and the amount of Revenues. Each April and October during the Term, the parties shall review the financial results for the Service and access logs. Netscape shall have the right, upon no less than 15 days prior written notice to Excite, to cause an independent Certified Public Accountant to inspect and audit, during Excite's normal business hours, all relevant records of Excite upon which Excite's revenue reports for the Service are based and the access logs. The information contained in the revenue reports and access logs will be deemed the Confidential Information of Excite for the purpose of the Confidential Disclosure Agreement. The costs of such audit shall be paid by Netscape, provided, however, that if said inspection shall reveal an underreporting in excess of 5% in monies due to Netscape by Excite or an annual underreporting in excess of 5% in traffic to the Service as compared to any underreporting experienced by Excite on the Excite Brand Service, Excite shall pay for the audit plus any underpayment and make adjustments based on the underreporting of traffic, if applicable. Netscape's audit rights as described herein shall continue for 2 years after the expiration or termination of the Term.

9.4. Marketing Commitments; Press Plans.

         9.4.1 Netscape will provide promotions of Co-Branded Channels across the Netcenter service in prominent locations, on the Netcenter Front Page and in promotional inventory. On the Netcenter Front Page and across Netcenter, Netscape will not disadvantage the promotion of the Co-Branded Channels relative to Netscape branded channels in its overall site promotion plans.

         9.4.2 The home page of Netscape's Web Site will be Netscape branded only and neither Excite nor any Excite Named Entity will have any branding on the home page of Netscape's Web Site, with the exception of (i) AOL branding that is integral to Netscape's promotion of Netscape AOL Instant Messenger or
(ii) sub-brands of services offered by any Excite Named Entity, so long as the primary brand of the competitor does not appear as a component of the sub-brand.

         9.4.3 Excite will create and maintain any marketing collateral required for supporting the sales of the Co-Branded Channels, Netscape Search Results Pages and the Directory Services Pages in the Co-Branded Channels.

         9.4.4 Excite and Netscape agree to participate in a joint press announcement regarding the Service which will take place on a mutually agreed upon date. The parties shall agree to the form and content of the joint press release. Either party may issue its own press release, subject to the other party's prior approval of the content within the release. With respect to major advertising and marketing deal announcements regarding the Service, Netscape and Excite shall have 48 business hours to respond, in writing, to any proposed announcement. In any press announcement regarding the Service, both Excite's and Netscape's names shall be included in the press release, and the names shall appear with equal prominence.

10. CONSIDERATION For the benefits provided to Excite under this Agreement, Excite shall (i) pay Netscape the Payment in the amount and subject to the terms set forth in Exhibit B and, (ii) concurrently with the execution of this Agreement, enter into with Netscape that certain Warrant Purchase Agreement attached hereto as Exhibit I and, in accordance with the terms thereof, issue Excite warrants to Netscape.

11. EXPOSURE GUARANTEES

11.1 Quarterly Review. The parties agree to meet every quarter to review, and adjust annually as necessary, the Net Search and Netcenter Widget rotations to ensure delivery of the applicable impression and click-though guarantees.

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11.2 * Guarantee. For Excite-branded Net Search, Netscape will make a traffic guarantee of * over * . After * of such traffic guarantee is exceeded and upon reasonable advance notice from one party to the other, the parties may mutually agree to * Excite's rotation of Net Search Page * to control any * , and in such case Netscape has the right to * search engine * on the Net Search Page. In the event Netscape delivers Excite-branded Net Search Page * in excess of the applicable * guarantee, Excite will pay Netscape for the excess * pursuant to Exhibit B.

11.3 * Guarantee. Netscape will guarantee * from the * for Excite search. After
* of such * guarantee is exceeded and upon reasonable advance notice from one party to the other, the parties may mutually agree to reduce Excite's exposure in the * to control any * , and in such case Netscape has the right to * search engine * within the * . In the event Netscape delivers * in excess of the applicable annual * , Excite will pay Netscape for the * pursuant to Exhibit B. Excite's placement in the * for the * of the term of the Agreement. After the * of the Term of the Agreement, Netscape may remove Excite from the * ; so long as
(i) Netscape also * from the * and (ii) any * for Excite's portion of the * not delivered at the time Excite is removed from the * will be * by delivering * the Excite-branded search offering within Net Search Program.

11.4. * Guarantee. For Netscape Branded Net Search, Netscape will make a * of * . Excite will pay Netscape in accordance with the terms set forth in Exhibit B.

11.5. * Guarantee. For Co-Branded Channels in Netcenter, Netscape will * of * over * . Excite will pay Netscape in accordance with the terms set forth in Exhibit B.

11.6 * Channels. Netscape will guarantee an additional * in the Net Search Program area in consideration for the channels Excite * as of the Effective Date. * will be allocated to Excite-branded search, and * . Excite will pay Netscape in accordance with the terms set forth in Exhibit B.

11.7 No Adverse Change. Netscape will not change the form or function of the Net Search page in a manner that materially adversely affects the performance of the program as compared to its performance at the time the Agreement is executed. In the event that Excite experiences adverse changes to its traffic from the Net Search page following a change by Netscape to the form or function of the Net Search page, Excite will promptly notify Netscape of the magnitude of the change. Netscape will have ten (10) business days from receipt of Excite's notice to * of the Net Search page * by Excite. Excite will reasonably cooperate with Netscape in * in performance. Netscape will credit Excite with make good impressions on the Net Search page to compensate Excite for traffic decreases experienced by Excite for the period of time beginning on receipt of notice to Netscape until the restoration of performance.

11.8 Make Goods. The make goods on all guaranteed impressions or click-throughs will be delivered by Netscape continuing each under-delivered placement beyond the term of the Agreement until the guaranteed amount associated with that placement has been delivered. The make goods described in this Section shall be Excite's sole and exclusive remedy with regard to the under-delivery of impressions and/or click-throughs.

11.9 * . For Co-Branded Channel * traffic, traffic sources will include Channel click-through from the Netcenter Front Page, ad banners, other promotions, bookmarks, recirculation from other parts of Netcenter and other forms of organic traffic generation that result in a unique visit to the Co-Branded Channels.

12. HARMFUL CONTENT

Excite is solely responsible for any liability arising out of or relating to (i) Excite's Content and/or (ii) any material under Excite's control to which users can link through Excite's Content. Excite represents and warrants that it holds the necessary rights to permit the use of Excite's Content by Netscape for the purpose of this Agreement; and that Excite's Content and any material under Excite's control to which users can directly link through Excite's Content will not violate any applicable laws or rights of any third parties. If Netscape is aware that Excite's Content or Excite's Web Site contains any material that Netscape deems likely to cause Netscape material harm, Netscape will inform Excite and may (i) not include Excite's Content at issue in the Service, and/or
(ii) terminate this Agreement if Excite has not revised to Netscape's satisfaction Excite's Content within five (5) business days after receipt of written notice from Netscape.


* Confidential Treatment has been requested with respect to certain portions of this exhibit. Confidential portions have been omitted from the public filing and filed separately with the Securities and Exchange Commission.

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Netscape reserves the right not to include in the Service any Excite's Content that does not substantially conform to the terms set forth herein.

13. EXCITE LICENSED TECHNOLOGY

13.1. Deliverables. Upon the earlier of (i) March 1, 2000 or (ii) the termination of the Agreement (subject to Section 18.4), Excite shall deliver to Netscape one complete and accurate copy of the Excite Licensed Technology as set forth in Exhibit F.

13.2. License Rights. Subject to the terms and conditions of this Agreement, Excite hereby grants to Netscape a perpetual, worldwide, royalty-free, irrevocable, nonexclusive right and license to utilize the Excite Licensed Technology, the rights to do as follows:

         13.2.1. use, modify, enhance, create derivative works and subsets of, reproduce and translate the Excite Licensed Technology;

         13.2.2. compile all or any portion of the source code versions of the Excite Licensed Technology into object code versions through the use of any Netscape or other third-party compiler or other technology;

         13.2.3. use the Excite Licensed Technology to run Netscape's or a third party's website which it branded or at least co-branded with the Netscape brand; and

         13.2.4. sublicense any of the rights or licenses granted in this
Section 13.2.

13.3. Support of Excite Licensed Technology. Upon delivery of the Excite Licensed Technology by Excite to Netscape in accordance with Section 13.1, Excite shall, at no charge to Netscape, provide sixty (60) person days of engineering support. Excite shall provide to Netscape all "bug" fixes and error corrections to the Excite Licensed Technology that are developed by or for Excite. Additional support and engineering services will be provided by Excite to Netscape, at Netscape's request from time to time, upon terms mutually agreed to by the parties.

13.4 Source Code Escrow. As soon as reasonably practical after the Effective Date, the parties will enter into a source code escrow agreement with a nationally-recognized escrow agent, specifying the terms, conditions and procedures under which the Excite Licensed Technology could be released to Netscape in the event of certain events that would reasonably be considered to jeopardize Netscape's rights to the Excite Licensed Technology hereunder.

14. NETSCAPE LICENSED TECHNOLOGY

14.1. Deliverables. During the Term, as soon as commercially practicable after Netscape uses any Netscape Licensed Technology in connection with the production or operation of Netcenter, Netscape shall deliver to Excite the Netscape Licensed Technology set forth in Exhibit E.

14.2. License Rights. Subject to the terms and conditions of this Agreement, Netscape hereby grants to Excite a nonexclusive, nontransferable right and license (with no right to sublicense) to use the Netscape Licensed Technology in connection with the development, production, programming, operation and maintenance of the Excite Brand Service during the Term.

14.3. Support. Upon initial delivery of the Netscape Licensed Technology by Netscape to Excite in accordance with Section 14.1, Netscape shall, at no charge to Excite, provide * person days of engineering support.

14.4. Netscape Application Server (NAS)/KIVA Software. On the Effective Date, Netscape grants Excite a royalty free, nonexclusive and non-transferable license (with no right to sublicense) to use, for Excite's internal use only, in accordance with the terms set forth in the Netscape end user license agreement provided with such software, the executable code of the Netscape Application Server (NAS) software for up to 40 CPU's on any platform commercially available as of the Effective Date. This license does not include any upgrades or technical support. Notwithstanding anything to the contrary set forth in this
Section 14, all rights and licenses to the Netscape Application Server (NAS) software shall be governed by the terms and conditions of Netscape's standard end user license agreement included by Netscape with the delivery of such software.

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15. WARRANTIES

15.1. Performance. Excite warrants that (i) it has the right to perform the services set forth in this Agreement, (ii) such performance does not infringe on any third parties' proprietary or personal rights, and (iii) other than as specifically set forth in this Agreement, Netscape shall not be obligated to pay any fees or royalties for including the Service in Netcenter. Excite warrants that the Service will function substantially in accordance with the terms set forth in this Agreement. In any given * during the Service Period, the Service shall have an uptime of at least * with industry standard downtime for maintenance. Excite shall repair any malfunctions of the Service within a reasonable period of time (not to exceed 2 days) after notice by any party of such condition. Netscape warrants that (i) it has the right to perform the services set forth in this Agreement, and (ii) Excite shall not be obligated to pay any fees or royalties for participating in Netcenter other than as specifically set forth in this Agreement. Netscape warrants that Netcenter will function substantially in accordance with the terms set forth in this Agreement. In any given * during the Service Period, Netcenter shall have an uptime of at least * with industry standard downtime for maintenance. Netscape shall repair any malfunctions of Netcenter within a reasonable period of time (not to exceed 2 days) after notice by any party of such condition.

15.2. Disclaimer. THE WARRANTIES PROVIDED BY THE PARTIES HEREIN ARE THE ONLY WARRANTIES PROVIDED BY THE PARTIES WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT. SUCH WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES BY THE PARTIES, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT. THE NETSCAPE LICENSED TECHNOLOGY AND EXCITE LICENSED TECHNOLOGY ARE PROVIDED "AS IS," "WITH ALL FAULTS," WITHOUT WARRANTY OF ANY KIND AND NETSCAPE AND EXCITE, RESPECTIVELY, DISCLAIM ALL OTHER WARRANTIES RELATED THERETO, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT OF THIRD PARTY RIGHTS. NEITHER PARTY WARRANTS THAT THE NETSCAPE LICENSED TECHNOLOGY OR EXCITE LICENSED TECHNOLOGY IS ERROR-FREE OR THAT ITS OPERATION WILL BE SECURE OR UNINTERRUPTED.

16. INDEMNITY

16.1. Excite Indemnity. Excite shall indemnify, hold harmless and defend Netscape from and against any and all claims, liabilities, losses, damages, expenses and costs (including reasonable attorneys' fees and costs) arising out of or relating to the Service, Excite's Content and any material under Excite's control to which users can directly link through Excite's Content, or other information supplied or managed by Excite (other than the Excite Licensed Technology), or the negligence or intentional wrongdoing of Excite, except to the extent that Netscape is responsible under Section 16.2. Excite will pay resulting costs, damages and legal fees finally awarded in such action in a court or in a settlement which are attributable to such claim provided that: (i) Netscape promptly notifies Excite in writing of any such claim; (ii) Excite has sole control of the defense and all related settlement negotiations, and (iii) Netscape cooperates with Excite, at Excite's expense, in defending or settling such claim.

16.2. Netscape Indemnity. Netscape shall indemnify, hold harmless and defend Excite from and against any and all claims, liabilities, losses, damages, expenses and costs (including reasonable attorneys' fees and costs) arising out of or relating to the Netscape-managed portions of Netcenter (and not including the Service, Excite's Content and any material under Excite's control to which users can directly link through Excite's Content), any content (other than the Netscape Licensed Technology and the NAS software) provided by Netscape to Excite for use in the Service in accordance with this Agreement, or the negligence or intentional wrongdoing of Netscape, except to the extent that Excite is responsible under Section 16.1. Netscape will pay resulting costs, damages and legal fees finally awarded in such action in a court or in a settlement which are attributable to such claim provided that: (i) Excite promptly notifies Netscape in writing of any such claim; (ii) Netscape has sole control of the defense and all related settlement negotiations, and (iii) Excite cooperates with Netscape, at Netscape's expense, in defending or settling such claim.

17. LIMITATION OF LIABILITY

EXCEPT IN CONNECTION WITH EACH PARTY'S INDEMNIFICATION OBLIGATIONS SET FORTH IN
SECTION 16 OR A BREACH BY EITHER PARTY OF ITS CONFIDENTIALITY OBLIGATIONS AS


* Confidential Treatment has been requested with respect to certain portions of this exhibit. Confidential portions have been omitted from the public filing and filed separately with the Securities and Exchange Commission.

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DESCRIBED IN SECTION 19.1, IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER
FOR LOST PROFITS OR ANY FORM OF INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES OF ANY CHARACTER FROM ANY CAUSES OF ACTION OF ANY KIND WITH RESPECT TO THIS AGREEMENT WHETHER BASED ON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE, AND WHETHER OR NOT THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. THE LIABILITY OF EITHER PARTY FOR DAMAGES OR ALLEGED DAMAGES HEREUNDER (EXCEPT FOR DAMAGES OR ALLEGED DAMAGES ARISING UNDER SECTION
16), WHETHER IN CONTRACT OR TORT OR ANY OTHER LEGAL THEORY IS LIMITED TO AND SHALL NOT EXCEED THE AMOUNT PAID AND PAYABLE FROM EXCITE TO NETSCAPE UNDER THIS AGREEMENT.

18. TERM AND TERMINATION

18.1. Term. Unless earlier terminated pursuant to the provisions of Section 12,
Section 18 or as described in Exhibit A, this Agreement shall begin on the Effective Date and end on the last day of the Service Period.

18.2. Termination for Cause. Either party shall have the right to terminate this Agreement upon a material default by the other party of any of its material obligations under this Agreement, unless within 30 calendar days after written notice of such breach the breaching party remedies such default.

18.3. Rights Upon Termination or Expiration. Upon expiration or termination of this Agreement, Excite and Netscape shall jointly own the information regarding end users as described in Exhibit A. Netscape shall have the right, without any additional payment, charge or royalty to Excite, to produce versions of the Service which do not include Excite's proprietary technology, logo or name but which might employ a graphic user interface which is substantially similar to the graphic user interface of the Service. In order to continue to offer a successor to the Service within Netcenter without interruption, Excite shall promptly deliver Service-related information to Netscape or its designee. In addition to the right to receive amounts payable at the time of the termination or expiration of this Agreement, Section 6.9 ("Proprietary Rights"), Section
6.10 ("Ownership"), Section 7.1 ("User Registration"), Section 9.3 ("Audit Rights"), Section 12 ("Harmful Content"), Section 13.2 ("License Rights"),
Section 15 ("Warranties"), Section 16 ("Indemnity"), Section 17 ("Limitation of Liability"), Section 18.3 ("Rights Upon Termination or Expiration"), Section 19 ("General"), and provisions in Exhibits attached hereto that provide for their survival, shall survive the termination or expiration of this Agreement for any reason. Provisions of other Sections which, by their nature, must remain in effect beyond the termination or expiration of this Agreement, shall also survive termination or expiration of this Agreement for any reason.

18.4 Acquisition Assignment

         18.4.1 In the event of acquisition of Excite by * or any affiliate (wholly or majority owned) of such company, Excite shall give Netscape prompt notice, and Netscape may at its option: exercise Netscape's rights to the Excite Licensed Technology immediately, ask Excite to continue to operate the Service for a wind down period of 90 days after the close of the acquisition, and terminate the Agreement following the above. All such wind-downs will consist of a hand-off of all day to day operational responsibilities such that the partners can continue to pursue their businesses independently. If Netscape elects to terminate the agreement, Netscape will pay Excite the Refund plus six (6) months of amortization on Excite's capital purchases or leases, and all costs incurred by Excite related to any employee severance as a result of this termination and 50% of any revenue booked by Netscape on account of Excite's sales efforts, when such revenue is realized by Netscape. Except in the event where Excite is acquired by * or any affiliate (wholly or majority owned) of * , and following termination by Netscape, Excite will have the right to enter into a new agreement that preserves Excite's Net Search Program and Netcenter Widget rotations at the CPMs specified herein for the shorter of (i) twelve (12) months after the termination of this Agreement or (ii) what would have been the remainder of the term of the Agreement and any make-good periods applicable to Excite's Net Search Program and Netcenter Widget rotations pursuant to Section 11.8.

         18.4.2 In the event of acquisition of Netscape by * , or any affiliate (wholly or majority owned) of such company, or other Excite Named Entity, Netscape shall give Excite prompt notice, and Excite may, at its option, terminate the agreement. If Excite elects to terminate the agreement, Excite will continue to operate the Service for a wind down period of 90 days after the close of the acquisition. All such wind-downs will consist of a hand-off of all day to day operational responsibilities such that the partners can continue to pursue their businesses independently. If Excite elects to terminate, Netscape will pay Excite


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                        CONFIDENTIAL TREATMENT REQUESTED


the Refund plus six (6) months of amortization on Excite's capital purchases or leases, and all costs incurred by Excite related to any employee severance as a result of this termination and 50% of any revenue booked by Netscape on account of Excite's sales efforts, when such revenue is realized by Netscape. Except as set forth below, Netscape will not receive any license to the Excite Licensed Technology pursuant to Section 13. However, if Excite elects to terminate, Excite will have the right to enter into a new agreement that preserves Excite's Net Search Program and Netcenter Widget rotations for what would have been the remainder of the term of the Agreement at the CPMs specified herein, provided if Excite elects to transfer its technology pursuant to Section 13. Netscape will inform Excite of which elements of Excite Licensed Technology Netscape desires to license within 30 days of being notified of Excite's election.

         18.4.3 In the event that Netscape acquires a company that is an Excite Named Entity, Netscape shall give Excite prompt notice, and Excite may, at its option, terminate the agreement. If Excite elects to terminate the agreement, Excite will continue to operate the Service for a wind down period of 90 days after the close of the acquisition. Any such wind-down will consist of a hand-off of all day to day operational responsibilities such that the parties can continue to pursue their businesses independently. If Excite elects to terminate, Netscape will pay Excite the Refund plus six (6) months of amortization on Excite's capital purchases or leases, and all costs incurred by Excite related to any employee severance as a result of this termination and 50% of any revenue booked by Netscape on account of Excite's sales efforts, when such revenue is realized by Netscape. Except as set forth below, Netscape will not receive any license to the Excite Licensed Technology pursuant to Section
13. However, if Excite elects to terminate this Agreement, Excite will have the right to enter into a new agreement that preserves Excite's Net Search Program and Netcenter Widget rotations for what would have been the remainder of the term of the Agreement at the CPMs specified herein provided Excite elects to transfer the Excite Licensed Technology pursuant to Section 13. Netscape will inform Excite of which elements of the Excite Licensed Technology Netscape desires to license within 30 days of being notified of Excite's election.

         18.4.4. In the event that Excite acquires a company that is a Netscape Named Entity, Excite shall give Netscape prompt notice, and Netscape may, at its option, terminate the agreement, provided that Netscape will be allowed to exercise its rights to the Excite Licensed Technology immediately, and that Excite will continue to operate the Service for a wind down period of 90 days after the close of the acquisition. Any such wind down will consist of a handoff of all day to day operational responsibilities such that the parties can continue to pursue their businesses independently. In the event of termination, Netscape will pay Excite the Refund plus six (6) months of amortization on Excite's capital purchases or leases, and all costs incurred by Excite related to any employee severance as a result of this termination and 50% of any revenue booked by Netscape on account of Excite's sales efforts, when such revenue is realized by Netscape. In the event Netscape elects to terminate, except in the event where Excite acquires Microsoft or any affiliate (wholly or majority owned) of Microsoft, Excite will have the right to enter into a new agreement that preserves Excite's Net Search Program and Netcenter Widget rotations at the CPMs specified herein for the shorter of (i) twelve (12) months after the termination of this Agreement or (ii) what would have been the remainder of the term of the Agreement and any make-good periods applicable to Excite's Net Search Program and Netcenter Widget rotations pursuant to Section 11.8.

         18.4.5. Other than as set forth in this Section 18.4, either party may assign, subcontract or sublicense this Agreement in its entirety to an entity acquiring the party, provided such assignment does not materially change and is not reasonably anticipated to change the scope of this Agreement or the quality of the services to be provided hereunder. The assigning party shall notify the other party prior to any such assignment. Any attempt by either party to assign (by operation of law or otherwise), subcontract or sublicense this Agreement except as expressly permitted herein, shall be null and void. The entity managing the Service subsequent to an assignment hereunder shall affirmatively agree in writing to honor all commitments concerning the Service.

19. GENERAL

19.1. Confidentiality. The exchange of Confidential Information (as defined in the Confidential Disclosure Agreement attached as Exhibit C) under this Agreement shall be governed by the terms of the Confidential Disclosure Agreement. In addition to information meeting the definition of Confidential Information in the Confidential Disclosure Agreement, the contents of this Agreement and, subject to the terms of Exhibit A, End User Information, shall be deemed Confidential Information thereunder.


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19.2. Insurance. Excite, at its sole cost and expense, shall secure and maintain adequate insurance coverage as is necessary, as a reasonable prudent businessperson, for Excite to bear all of its obligations under this Agreement. Excite's insurance shall be primary to any other insurance Netscape may have.
All insurance shall be written by companies with a current A.M. Best rating of A-, VI or better.

19.3. Dispute Resolution. Any dispute hereunder will be negotiated between the parties commencing upon written notice from one party to the other. Settlement discussions and materials will be confidential and inadmissible in any subsequent proceeding without both parties' consent. If the dispute is not resolved by negotiation within 45 days following such notice, the parties will refer the dispute to non-binding mediation conducted by JAMS/EndDispute in Santa Clara County, California (the "Venue"). The parties will share the costs of mediation. If the dispute is not resolved after 45 days of mediation, the parties will refer the dispute to binding arbitration by JAMS/EndDispute in the Venue. The results of any arbitration will be final and non-appeallable, except that either party may petition any court of competent jurisdiction in the Venue to review any decision relating to intellectual property matters (including the scope of license rights), vacating or modifying erroneous conclusions of law or findings of fact not supported by substantial evidence. The arbitrator may fashion any legal or equitable remedy except punitive or exemplary damages, which both parties waive. The arbitrator will render a written decision, which may be entered in and enforced by any court of competent jurisdiction, but which will have no preclusive effect in other matters involving third parties. The losing party will pay the costs of the arbitration and the reasonable legal fees and expenses of the prevailing party, as determined by the arbitrator. The parties will jointly pay arbitration costs pending a final allocation by the arbitrator. At any point in the dispute resolution process, either party may seek injunctive relief preserving the status quo pending the outcome of that process. Except as noted, the parties waive any right to judicial process. California law, without regard to its conflict-of-law provisions, will govern this Agreement. The U.S. Arbitration Act and JAMS/EndDispute rules will govern the arbitration process. Absent fraudulent concealment, neither party may raise a claim more than 3 years after it arises or any shorter period provided by applicable statutes of limitations.

19.4. Notices. All notices required or permitted hereunder shall be given in writing in the English language and shall be addressed to the respective parties as set forth on the Cover Sheet and shall either be (i) personally delivered, or
(ii) transmitted by internationally-recognized private express courier, and shall be deemed to have been given on the date of receipt if delivered personally, or two (2) days after deposit with express courier. Either party may change its address for purposes hereof by written notice to the other in accordance with the provisions of this Subsection.

19.5. Determination of Equivalence. Subject to Netscape's selection of Internet search and Directory features or functionality pursuant to Section 3.1, the parties agree that any obligation of Excite herein that is required to be performed in a manner that is equivalent to, or otherwise commensurate with, the same level of performance of the Excite Brand Service shall be deemed a material obligation of Excite. Excite shall be deemed to be in material breach of any such obligation in the event that the features and functionality of the Excite Brand Service comparable to Netscape's selected Internet search and Directory features or functionality pursuant to Section 3.1 shall at any time be rated higher than Netcenter on * or more of the * , nationally recognized, * services.

19.6. Miscellaneous. (a) Neither party's waiver of a breach or delay or omission to exercise any right or remedy shall be construed as a waiver of any subsequent breach or as a waiver of such right or remedy. (b) This Agreement may be amended only by a writing signed by both parties. (c) This Agreement creates no agency, partnership, joint venture, or employment relationship and neither party nor its agents have any authority to bind the other in any respect whatsoever. (d) All rights not expressly granted by Netscape to Excite hereunder shall be reserved by Netscape and all rights not expressly granted by Excite to Netscape hereunder shall be reserved by Excite. (e) The section headings herein are used for convenience only and shall have no substantive meaning. (f) In the event any provision of this Agreement is held by a court or other tribunal of competent jurisdiction to be unenforceable, such provision shall be reformed only to the extent necessary to make it enforceable, and the other provisions of this Agreement will remain in full force and effect. (g) Either party shall be excused from any delay or failure in performance hereunder, except the payment of monies by Excite to Netscape, caused by reason of any occurrence or contingency beyond its reasonable control, including but not limited to, acts of nature. The obligations and rights of the party so excused shall be extended on a day-to-day basis for the period of time equal to that of the underlying cause

* Confidential Treatment has been requested with respect to certain portions of this exhibit. Confidential portions have been omitted from the public filing and filed separately with the Securities and Exchange Commission.

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                        CONFIDENTIAL TREATMENT REQUESTED


of the delay. (h) This Agreement, including the Cover Sheet hereto, constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes all prior and contemporaneous agreements, and communications, whether oral or written, between the parties relating to the subject matter of this Agreement and all past courses of dealing or industry custom. (i) This Agreement is written in the English language only, which language shall be controlling in all respects. (j) This Agreement may be executed in counterparts or by facsimile, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.

                                       21
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                                    EXHIBIT A
                              END USER REGISTRATION

I. DEFINITIONS

CO-BRANDED CHANNELS REGISTRATION means the portion of registration that is specific to the Co-Branded Channels and which collects information pertaining to the Co-Branded Channels. The functionality and design of the Co-Branded Channels Registration will be specified by Netscape.

NETCENTER REGISTRATION means the portion of the registration that is maintained, hosted, and controlled by Netscape and applies to multiple services across Netcenter. Netcenter Registration includes the assignment of a username, password, and the collection of core Netcenter user profile data including but not limited to: First name, Last name, Address, City, State, Country, Zip Code, Email Address, Age and Gender.

NETSCAPE REGISTRATION means any registration that is maintained, hosted, and controlled by Netscape and applies to Netscape's Web Site. Netscape Registration includes the assignment of a username, password, and the collection of core user profile data including but not limited to: First name, Last name, Address, City, State, Country, Zip Code, Email Address, Age and Gender.

EXCITE REGISTRATION means any registration that is (i) maintained, hosted, and controlled by Excite and applies to Excite's Web Site or (ii) maintained, hosted or controlled by a third party acting at Excite's direction if such registration is directly linked to the Co-Branded Channels. Excite Registration includes the assignment of a username, password, and the collection of core user profile data including but not limited to: First name, Last name, Address, City, State, Country, Zip Code, Email Address, Age and Gender.

CO-BRANDED CHANNELS LOGOUT - means the process by which a user ends his/her session within a Co-Branded Channel. The functionality of the Co-Branded Channels Logout will be specified by Netscape. The Co-Branded Channels Logout Page is the page a user is served when he/she ends his/her session within a Co-Branded Channel. Ending a Co-Branded Channel session does not automatically log a user out of Netcenter. Netcenter will maintain control of the Netcenter Logout process and Netcenter Logout page.

NETCENTER LOGOUT means the process by which a user completely logs out of Netcenter. The Netcenter Logout page is the page served when a users chooses to log out of Netcenter; the content and functionality of such page will be determined by Netscape.

II. REGISTRATION PROCESS

End users who wish to participate in certain activities in Netcenter will have to subscribe through Netscape's Netcenter Registration and Co-Branded Channels Registration. Excite shall be responsible for the implementation of the Co-Branded Channels Registration and the integration of the Co-Branded Channels Registration with Netcenter Registration. The functionality, design, and, integration of the Co-Branded Channels Registration and Netcenter Registration will be specified by Netscape and subject to Netscape's terms and conditions as defined in this Agreement. Such specifications and terms and conditions may be revised by Netscape from time to time upon notice to Excite. Excite will implement the changes within a 30 day period unless mutually agreed to otherwise. The point of entry to the registration area front page shall be hosted and controlled by Netscape unless otherwise determined by Netscape.

III. REGISTRATION FEATURES

The Co-Branded Channels Registration area shall be co-branded and have a look and feel which is consistent with the implementation of the registration process in other sections of Netcenter. Excite shall not launch the Co-Branded Channels Registration until Netscape has notified Excite in writing that Netscape has accepted Excite's implementation. Excite shall manage site access using Netcenter site access models, as such site access models shall be determined by Netscape from time to time upon notice to Excite. Netscape shall transfer to Excite * to provide site access to * . Excite will make commercially reasonable efforts to implement such changes within a 30 day period. End users shall be informed that they are registering for all of Netcenter and not just for the Co-Branded Channels. During the Co-Branded Channels Registration process, Excite shall notify end users about the scope of use by Excite and Netscape of personal data submitted through the registration process.


* Confidential Treatment has been requested with respect to certain portions of this exhibit. Confidential portions have been omitted from the public filing and filed separately with the Securities and Exchange Commission.

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IV. DATA COLLECTION AND TRANSFER

Netscape will determine the data to be collected in the Co-Branded Channels Registration process considering Excite's recommendations and technical restrictions. Netscape reserves the right to change such data requirements from time to time. Excite will make reasonable commercial efforts to implement these changes within 5 working days unless mutually agreed to otherwise. If Netscape implements a Netcenter loyalty program, Excite shall also offer end user loyalty selections as part of the Co-Branded Channels Registration process at Netscape's request. Excite shall deliver to Netscape data collected pursuant to such loyalty programs in a format and timeframe as Netscape shall determine.

As soon as practicable after the Effective Date, * will provide * with * , provided that such * not violate Excite's privacy policy or applicable contractual obligations in existence as of the Effective Date, and * , provided that such * not violate Netscape's privacy policy or applicable contractual obligations in existence as of the Effective Date.

As soon as practicable after the Effective Date, the parties shall establish a mutually agreeable format and schedule for the * , on the one hand, and * , on the other, provided that such * occur as promptly as possible and not violate either party's privacy policy or applicable contractual obligations in existence as of the Effective Date. If Excite collects * accessing the Co-Branded Channels in addition to information supplied by the users during the registration process, * shall be made * in a format and timeframe as the parties shall mutually agree.

V.       NETCENTER CONSIDERATIONS

Third party programs participating in certain areas of Netcenter shall register users with Netcenter when the user completes an order, if such user is not already a registered Netcenter member. If a user is a registered Netcenter member and accesses an order form for such third party program, Excite shall prepopulate relevant customer data fields in the customer order form based on information in the Netcenter database.

VI.      UNSUBSCRIBE

All outbound communications from Excite to end users registered for the Co-Branded Channels relating to the Co-Branded Channels must offer the end user the option of unsubscribing from the outbound communication either through the Co-Branded Channels or through Netcenter. In addition, Excite must offer the end user a central and consistent interface to unsubscribe, cancel, renew, or sign up for mutually selected advanced features which may be offered in the Co-Branded Channels. This central account management interface will be mutually designed by the parties. Excite must also offer end users a streamlined option for unsubscribing completely from the Co-Branded Channels.

VII.         *

On a going forward basis, Netscape and Excite will * , all subject to the following restrictions and subject to Excite's and Netscape's privacy policies and both parties' applicable contractual obligations in existence as of the Effective Date. Excite and Netscape will make good faith efforts to implement and maintain consistent * .

During the Term, Excite may not * collected about the * during Co-Branded Channels Registration, Netcenter Registration or Netscape Registration for any purpose other than marketing Netcenter programs to the users, * the parties * .

During the Term, Netscape may not * collected about the * during Excite Registration for any purpose other than marketing Netcenter programs to the users, * the parties * .

After the Term, both companies may market to * (other than * imposed by the acquiring party's * at the time the * ), provided that such marketing activity does not violate either party's privacy policy or applicable contractual
obligations in     *    .

Compliance with one party's privacy policy with regard to * hereunder shall be deemed a material obligation of the party receiving the * . A party shall be deemed to be in material breach of the Agreement in the event that it fails to comply with the originating party's privacy policy with regard to
    *     hereunder.


* Confidential Treatment has been requested with respect to certain portions of this exhibit. Confidential portions have been omitted from the public filing and filed separately with the Securities and Exchange Commission.


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



                                    EXHIBIT B

                                  PAYMENT TERMS

The following terms shall have the meaning set forth below:

"EARNED AMOUNTS" means an amount equal to the sum of the aggregate Netscape Revenue and the aggregate Traffic Payments.

"NETSCAPE REVENUE" means that portion of the Revenues payable by Excite to Netscape as described below.

"PREPAYMENT" means the sum of * , as described below.

"TRAFFIC PAYMENTS" means the sum of the Net Search Payments and the Netcenter Widget Payments.

"NET SEARCH PAYMENT" means the product of (a) the number of * of the Excite Net Search Program premier sampler and (b) * is achieved pursuant to Section 11.2, and * .

"NETCENTER WIDGET PAYMENTS" means the product of (a) the number of each * from the Netcenter Widget to Excite's search engine accessible through the Netcenter Widget and (b) * is achieved, pursuant to Section 11.3, and * .

PAYMENT:

1. Prepayment. Excite agrees to pay Netscape * dollars as the prepayment ("Prepayment") as follows: * upon execution of the Agreement, and * within 60 days thereafter, subject to Section 18.4. As described in the Warrant Purchase Agreement, attached hereto as Exhibit I, Excite will also provide warrants valued at * upon signature of the agreement: * of which warrants will be made available on April 30, 1998, and $10 million of which will be made available on April 30, 1999.

2. Search Pricing. Net Search page impressions will be priced at * until the initial Net Search and traffic goals of * impressions are achieved, as described in Section 11.2. Thereafter, such page impression will be priced at * . The search * resulting from the Netcenter Widget will be priced at * until the initial Netcenter Widget goals of * are achieved, as described in Section 11.3. Thereafter, such * will be priced at * .

3. Payment. Excite agrees to pay to Netscape as the Netscape Revenue * during the first year commencing on the Launch Date, and * thereafter. Excite agrees to pay to Netscape all * .

4. Credit Against Payment. After the minimum guarantee for impressions of the Excite sampler in the Net Search Program set forth in Section 11.2 has been achieved, Excite shall provide Netscape with an advertising credit equal to * of the product obtained by multiplying * of the Excite sampler in the Net Search Program. After the minimum guarantee for * on Excite's search engine in the Netcenter Widget has been achieved as set forth in Section 11.3, Excite shall provide Netscape with an advertising credit equal to * of the product obtained by multiplying * to Excite's search engine through the * . Excite shall, at Netscape direction, apply the advertising credit outstanding from time to time against the cost of Netscape's participation in advertising programs on Excite's Web Site at the rates for such advertising services as set forth on Excite's advertising rate card. Excite and Netscape shall discuss in good faith, and mutually agree as to, Netscape's participation in advertising programs on Excite's Web Site, including, without limitation, the schedule and placement of Netscape's advertisements on Excite's Web Site.

5. Timing of Payment. No amounts shall be payable by Excite to Netscape pursuant to paragraph 3, above, until the Earned Amounts shall exceed the Prepayment. Within 15 days after the end of each calendar quarter during the Service Period, Excite shall deliver to Netscape a report describing in detail the calculation of amounts payable by Excite to Netscape pursuant to paragraph 3 above and the amount of advertising credits pursuant to paragraph 4 above for such calendar quarter, and shall pay to Netscape such amounts as described above.

6. Currency, Interest and Taxes. All amounts payable hereunder are denominated in U.S. Dollars, and all amounts payable to Netscape hereunder shall be remitted in U.S. Dollars. Any portion of the Payment which has not been paid to Netscape within the applicable time set forth herein shall bear interest at the lesser of
(i) 1% per month, or (ii) the maximum amount allowed by law. All payments due hereunder


* Confidential Treatment has been requested with respect to certain portions of this exhibit. Confidential portions have been omitted from the public filing and filed separately with the Securities and Exchange Commission.

                                       24
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


are exclusive of any applicable taxes. Excite shall be responsible for all applicable national, state and local taxes, value added or sales taxes, exchange, interest, banking, collection and other charges and levies and assessments pertaining to payments other than U.S. taxes based on Netscape's net income. If Excite is required by law to make any deduction or to withhold from any sum payable to Netscape by Excite hereunder, (i) Excite shall effect such deduction or withholding, remit such amounts to the appropriate taxing authorities and promptly furnish Netscape with tax receipts evidencing the payments of such amounts, and (ii) the sum payable by Excite upon which the deduction or withholding is based shall be increased to the extent necessary to ensure that, after such deduction or withholding, Netscape receives and retains, free from liability for such deduction or withholding, a net amount equal to the amount Netscape would have received and retained in the absence of such required deduction or withholding. This Exhibit shall survive termination or expiration of this Agreement.

                                     25
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


                                    EXHIBIT C
                     COPY OF MUTUAL NON-DISCLOSURE AGREEMENT

                    MUTUAL CONFIDENTIAL DISCLOSURE AGREEMENT

         WHEREAS, Netscape Communications Corporation ("Netscape") has developed unique and proprietary computer programs; and

         WHEREAS, Excite, Inc. ("Company") and Netscape wish to discuss a proposed business relationship between Netscape and Company.

         NOW, THEREFORE;

         Each party (the "Receiving Party") understands that he other party (the "Disclosure Party") has disclosed or may disclose information (including, without limitation, computer programs, code, algorithms, names and expertise of employees and consultants, know-how, formulas, processes, ideas, inventions (whether patentable or not), schematics and other technical, business, financial and product development plans, forecasts, strategies and information) which, to the extent previously, presently, or subsequently disclosed to the Receiving Party is hereinafter referred to as "Proprietary Information" of the Disclosing Party. All Proprietary Information disclosed in intangible form by the Disclosing Party shall be marked "confidential" or "proprietary" and all Proprietary Information disclosed orally or otherwise in intangible form by the Disclosing Party shall be designated as confidential or proprietary at the time of disclosure and shall be reduced to a writing marked "confidential" or "proprietary and delivered to the Receiving Party within thirty (30) days following the date of disclosure.

         In consideration of the parties' discussions and any access the Receiving Party may have to Proprietary Information of the Disclosing Party, the Receiving Party hereby agrees as follows:

1. The Receiving Party agrees (i) to hold the Disclosing Party's Proprietary Information in confidence and to take all necessary precautions to protect such Proprietary Information, (ii) not to divulge any such Proprietary Information or any information derived therefrom to any third person, (iii) not to make any use whatsoever at any time of such Proprietary Information except to evaluate internally whether to enter into the currently contemplated business relationship with the Disclosing Party, (iv) not to remove or export any such Proprietary Information from the country of the Disclosing Party, and (v) not to copy or reverse engineer, reverse compile or attempt to derive the composition or underlying information of any such Proprietary Information. The Receiving Party shall limit the use of and access to the Disclosing Party's Proprietary Information to the Receiving Party's employees who need to know such Proprietary Information for the purpose of such internal evaluation and shall cause such employees to comply with the obligations set forth herein. The Receiving Party shall treat the Proprietary Information with at least the same degree of care and protection as it would use with respect to its own proprietary information. The foregoing obligations shall survive for a period of three (3) years from the date of disclosure of the Proprietary Information. Without granting any right or license, the Disclosing Party agrees that the foregoing shall not apply with respect to information that (i) is in the public domain and is available at the time of disclosure or which thereafter enters the public domain and is available, through no improper action of inaction by the Receiving Party or any affiliate, agent or employee of the Receiving Party, or (ii) was in the Receiving Party's possession or known by it prior to receipt from the Disclosing Party, or
     (iii) was rightfully disclosed to the Receiving Party by another person without restriction, or (iv) is independently developed by the Receiving Party without access to such Proprietary Information, or (v) is required to be disclosed pursuant to any statutory or regulatory authority, provided the Disclosing Party is given prompt notice of such requirement and the scope of such disclosure is limited to the extent possible, or (vi) is required to be disclosed by a court order, provided the Disclosing Party is given prompt notice of such order and provided the opportunity to contest it.

2. Immediately upon (i) the decision by either party not to enter into a business relationship, or (ii) a request by the Disclosing Party at any time, the Receiving Party will turn over to the Disclosing Party all

                                       26
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


     Proprietary Information of the Disclosing Party and all documents or media containing any such Proprietary Information and any and all copies or extracts thereof. The parties understand that nothing herein (i) requires the disclosure of any Proprietary Information, which shall be disclosed, if at all, solely at the option of the Disclosing Party, or (iii) requires either party to proceed with any proposed transaction or relationship in connection with which Proprietary Information may be disclosed.

3. Except to the extent required by law, neither party shall disclose the existence or subject matter of the negotiations or business relationship contemplated by this Agreement.

4. The Receiving Party acknowledges and agrees that due to the unique nature of the Disclosing Party's Proprietary Information, there may be no adequate remedy at law for any breach of its obligations. The Receiving Party further acknowledges that any such breach may allow the Receiving Party or third parties to unfairly compete with the Disclosing Party resulting in irreparable harm to the Disclosing Party and, therefore, that upon any such breach or any threat thereof, the Disclosing Party shall be entitled to seek appropriate equitable relief in addition to whatever remedies it may have at law. The Receiving Party will notify the Disclosing Party in writing immediately upon the occurrence of any such unauthorized release or other breach.

5. Neither party acquires any intellectual property rights under this Agreement or through any disclosure hereunder, except the limited right to use such Proprietary Information in accordance with this Agreement. No warranties of any kind are given with respect to the Proprietary Information disclosed under this Agreement or any use thereof, except as may be otherwise agreed to in writing.

6. This Agreement supersedes all prior discussions and writings with respect to the subject matter hereof, and constitutes the entire agreement between the parties with respect to the subject matter hereof. No waiver or modification of this Agreement will be binding upon either party unless made in writing and signed by a duly authorized representative of each party and no failure or delay in enforcing any right will be deemed a waiver. In the event that any of the provisions of this Agreement shall be held by a court or other tribunal of competent jurisdiction to be unenforceable, the remaining portions hereof shall remain in full force and effect. This Agreement shall be governed by the laws of the State of California without regard to conflicts of laws provisions thereof and each party submits to the jurisdiction and venue of any California State or federal courts generally serving the Santa Clara county area with respect to the subject matter of this Agreement.

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



                                    EXHIBIT D
                             PRIORITY RESPONSE TIMES

Excite shall provide to Netscape support services for the Netscape Branded Search Service, Classifieds, Directory Service and Co-Branded Channels, and * shall provide support services for * consistent with the following support obligations:

1.  DEFINITIONS

         1.1 "ERROR" means any instance where the Excite-controlled portions of the Service or Netcenter does not substantially conform to agreed-upon features and specifications.

         1.2 "WORKAROUND" means a method by which a user of a product can, by making a limited number of procedural or programming changes in a product, prevent the occurrence or re-occurrence of an Error. Programming changes include adjustments to set-up and configurations files or other settings that do not require recompilation.

         1.3 "RESPOND" means and includes: taking and logging the Error call; in the case of Priority 1 Errors, providing to the reporting party an action/resolution plan within four (4) hours of initial call receipt and acknowledgment; and, in cases of Priority 1 and 2 Errors, making best efforts on a continuing basis to cure the Error until the Error is cured.

2.  OBLIGATIONS

         2.1 ERROR REPORTING. Errors may be reported on a 24 hours per day, 365 day per year basis. During normal business hours, each party's technical staff shall be available to receive Error reports directly from the other party by telephone. Outside of normal business hours, Errors may be reported by pager, electronic mail, voice mail, fax or telephonic recording capability. Each party shall provide the other with a pager number for both a primary and secondary pager which will be carried by appropriate support personnel at all times and to which Errors may be reported at any time.

         2.2 SUPPORT REQUESTS. Each party will Respond and use best efforts to correct or provide a Workaround to Priority 1 and Priority 2 Errors that the other party identifies, classifies and reports; and will use reasonable commercial efforts to Respond to other Errors within the time frames set forth below.

                                                                                          STATUS
                                                           NOTIFICATION MECHANISM      REPORTS (IN
PRIORITY                                                       & REQUIRED TIME         RESPONSE TO       TARGET
  ERROR               TITLE AND EXPLANATION                      TO RESPOND              ERRORS)       REPAIR TIME
--------              ---------------------                ----------------------      -----------     -----------
    1        Fatal Error--No useful work can be done.       Voice or Pager: 15/30      Twice Daily       2 days
                                                                   minutes                (7X24)         (7X24)
                                                                7X24 coverage

    2         Severe Impact--Functionality disabled.       Voice or Pager: 1 hour      Twice Daily       5 days
                 Errors which result in a lack of               7X24 coverage
                application functionality or cause
                   intermittent system failure.

    3          Degraded Operations--Errors causing         Voice or Pager: 1 hour         Daily        10 business
              malfunction of non-critical functions.           Email: 8 hours           (business         days
                                                            business day coverage         days)

    4       Minimal Impact--Attributes and/or options      Voice or Pager: 2 hours        Weekly      Next Release
             to ancillary features do not operate as           Email: 8 hours           (business
                             stated.                        business day coverage         days)

    5                  Enhancement Request.                    Voice: 8 hours             Weekly           No
                                                            business day coverage       (business      Requirement
                                                                                          days)

* Confidential Treatment has been requested with respect to certain portions of this exhibit. Confidential portions have been omitted from the public filing and filed separately with the Securities and Exchange Commission.


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


                                    EXHIBIT E
                          NETSCAPE LICENSED TECHNOLOGY

          *    and related documentation for:
                 *
                 *     cross firewall     *
               Netscape     *     (for use with     *    )
                 *
               Netscape     *     applications


* Confidential Treatment has been requested with respect to certain portions of this exhibit. Confidential portions have been omitted from the public filing and filed separately with the Securities and Exchange Commission.

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



                                    EXHIBIT F
                           EXCITE LICENSED TECHNOLOGY

Excite Licensed Technology includes the General Production and Page Generation Technology, as defined below, and all other technology used, upon expiration or termination of the Term, in connection with the operation, production, development, management and support of the Service, including, without limitation, all web search and directory indexes, all technology used to generate such indexes, detailed information in respect of the major routines used by Excite to process file system requests and file format, and all related source code, schematics, flow charts, source files for, and other documentation, so as to enable a software developer having average skill and ability in computer application programming to understand, use, maintain and modify the Excite Licensed Technology based solely on such programmer's familiarity with the Excite Licensed Technology. "General Production and Page Generation Technology" means all tools, templates, engines and other technologies used by Excite upon expiration or termination of the Term for general production of the Service and page generation. Without limiting the generality of the foregoing, "General Production and Page Generation Technology" includes all source code, schematics, flow charts and source files for, and all other documentation related to, the "General Production and Page Generation Technology."

This license will cover Excite's then current technology used on Netcenter at the end of the period for building and managing the Netscape Web search and Netcenter directory indexes ("Indexes") as well as dynamic page generation tools which are used over the term of the agreement to construct/create the pages making up the Netscape programmed portion of the site. This license will not cover Excite's technologies comparable in function to Netscape's Core Service functions, Excite's Jango technology, indices and/or databases derived from Excite's Jango technology, Excite's Newstracker technology, any technology related to non-Web data feeds or streams, user databases (other than as described in Exhibit A), Excite's advertising serving or targeting technology, Excite's content targeting technology. any of MatchLogic's technology or any of Classifieds2000's technology. Netscape will pay license fees at a $.50 CPM up to a maximum of $125,000 per year for a maximum of 4 years. On-going consulting and maintenance fees (including Directory maintenance and/or technology maintenance), if desired by Netscape, will be mutually agreed upon. Excite's technology includes source code and documentation for the following:

          Spiders/Crawlers:

          All spiders used to collect Web pages for purposes of populating all Indexes.

          All source code/logic that regulates spidering heuristics to determine which Web pages are spidered and the frequency with which they are spidered. This includes, but is not limited to, anti-Spam and anti-porn heuristics.

          Indexes of all Web pages spidered and indexed including, but not limited to:

          List and taxonomy of all Web pages in Indexes.

          Indexing technology/tools used to increase relevancy rankings and matching of Web pages to search queries.

          All technology/tools used to search Indexes including proprietary technology for optimizing relevancy algorithms.

          All technology/tools to optimize performance on return of results pages from Indexes, or any other channel query, including, but not limited to:

     Caching technologies applicable to Web search.

     Fail over mechanisms that ensure high availability of Indexes.

     Security mechanisms that prevent unauthorized access/work on Indexes

          All production processes, database technology (used to store, index, and search Web pages), tools, and APIs to facilitate interoperability of spiders, Indexes, and page building capabilities necessary to Netscape to continue providing search and directory functionality substantially similar to those provided by Excite to Netscape during the term of the agreement.

     All technology/tools used for integrating or selecting between Indexes

          All technology/tools to prioritize and determine returned results. All tools, templates and engines used for general production and page generation during the term of the agreement and necessary for Netscape's ongoing provision of the service.

     All tools for generating and maintaining taxonomies on Indexes.

          All other proprietary tools and technologies used for developing, building and maintaining Indexes not specifically covered by this document.

          Excite will provide Netscape with twelve person weeks of engineering support when the above technology is provided.

          To the extent that Excite acquires or develops new technologies relevant to Web search and directories during the term of the Agreement that are not incorporated into Excite's own branded search/directory offering, Excite will offer to make such technologies available to Netscape for incorporation into Netcenter and the technology transfer license if the parties can agree after good faith negotiations on terms for the incorporation of such new technologies. Upon the first anniversary of the Effective Date, Excite shall provide engineering resources to Netscape for purposes of educating Netscape on the Excite Licensed Technology in order to coordinate Netscape's implementation of the Excite Licensed Technology on termination.


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


                                    EXHIBIT G
                               CHANNEL ALLOCATION



The Channels will be allocated in the following manner during the Agreement:


                   Netscape Channels           Interim Channels            Excite Co-Branded Channels
                   -----------------           ----------------            --------------------------
      Year 1 & 2   Computing                   *                           Education (inc. College)
                   Small Business                                          Games
                   Business News                                           Lifestyle ("good-life")
                   Travel                                                  Autos
                   Finance                                                 Health
                   Careers                                                 Arts & Leisure
                                                                           Real Estate
                   Kids & Family                                           Auctions
                   Entertainment                                           Shopping
                   Sports                                                  Classified (excluding careers/jobs)
                   Local
                   Communications
                   News


Both parties agree to use their best efforts to have the following Netscape Channels and Excite Co-Branded Channels up within 30 days after the Effective Date. The Launch Date shall occur on the first to occur of: (i) June 1, 1998, or, (ii) the date when the following Channels are up: Netscape Channels: * .

Excite Co-Branded Channels: * , as such additional Co-Branded Channel shall be mutually agreed.

The remaining Co-Branded Channels will be implemented within 6 weeks of the initial Launch Date. Excite shall use reasonable commercial efforts to launch the Interim Channels within 6 weeks of the Launch Date. Excite shall commit to providing at least * to help achieve a timely launch and maintenance of the Service.

The Netscape Branded Search Service shall also be launched on June 1, 1998.

In those cases where Channels to be provided by Netscape * from Netscape as of the initial Launch Date, * to provide such channels as Interim Channels for Netscape for such interim period, provided Excite has such Channels * Such Interim Channels shall be treated as Co-Branded Channels during the period of time they are Interim Channels. Before Excite launches any Interim Channel, the parties shall mutually agree on a minimum life for such Interim Channel which shall be hosted and managed by Excite. * , Excite may enter into * for * within the * provided such contracts * for such Interim Channel (" * ") as agreed upon by the parties. If Excite wishes to enter into a contract for an E-Commerce Listing with a duration longer than the * , Excite shall notify Netscape in writing. Netscape shall have three business days to respond to Excite's proposed E-Commerce Listing. If Netscape does not notify Excite within three business days that Netscape does not want Excite to sell such E-Commerce Listing, Excite may sell such E-Commerce Listing. Excite may sell banner advertisement programs for up to three months longer than the Minimum Life without Netscape's prior written approval. If Excite would like to sell banner advertisement programs beyond such period, Excite shall receive Netscape's prior written approval. * notify Excite * that Netscape does not want Excite to sell such banner advertising program, Excite may sell such banner ads. Excite shall provide account management throughout the duration of any such contracts and the parties will coordinate the transitioning of the account back to Netscape.

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


After Netscape has taken back any Interim Channels for which Excite has entered into agreements for E-Commerce Listings, the parties will continue to * on the same basis as if those Channels were Co-Branded Channels for the duration of the term of the * entered into by Excite.

Netscape reserves the right to * Netscape Channels.

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


                                    EXHIBIT H
        PRO FORMA LAYOUT OF A CO-BRANDED CHANNEL, A SEARCH RESULTS PAGE,
   A DIRECTORY SERVICE PAGE, AND THE NETSCAPE BRANDED SEARCH SERVICE "SAMPLER"

                                 [NOT COMPLETED]

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


                                    EXHIBIT I
                           WARRANT PURCHASE AGREEMENT

                                WARRANT AGREEMENT



         This Warrant Agreement (this "Agreement") is made and entered into as of April 29, 1998, by and between Excite, Inc., a California corporation (the "Company"), and Netscape Communications Corporation, a Delaware corporation (the "Investor").

                                     RECITAL

        WHEREAS, the Company desires to issue to the Investor, and the Investor desires to receive from the Company, warrants to purchase shares of the Company's Common Stock on the terms and conditions set forth in this Agreement in consideration of the execution and delivery by the Investor of a "Netcenter Services Agreement" between the parties (the "Netcenter Services Agreement");

        NOW, THEREFORE, in consideration of the foregoing recital, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


         1.   ISSUANCE OF WARRANTS.

                  1.1 Issuance of Warrants. Subject to the terms and conditions of this Agreement, the Company agrees to issue to the Investor, at the closing provided for in Section 2.1 below (the "Closing"), two (2) warrants (the "Warrants") to purchase shares of the Company's Common Stock having an aggregate exercise price of Fifty Million Dollars ($50,000,000), which amount shall be subject to adjustment as provided in the Warrant attached hereto as Exhibit B) (the "Shares"). The Warrants shall be in the forms of Exhibit A and Exhibit B attached hereto. It is understood and agreed that the sole consideration for the Company's issuance of the Warrants to the Investor shall be the Investor's entering into the Netcenter Services Agreement with the Company; the Investor will not be required to pay any issuance price or other amount to the Company or to any other person or entity in connection with the Company's issuance of the Warrants to the Investor; provided, however, that in order to exercise the Warrants, in whole or in part, the Investor will be required to pay the exercise prices set forth therein (except as otherwise provided therein).


         2.   CLOSING AND CLOSING DELIVERIES.

                  2.1 Closing. The closing hereunder (the "Closing") shall take place at 11:00 a.m. on April 30, 1998 at the offices of Morrison & Foerster LLP, Palo Alto, California. The date of the Closing is hereinafter referred to as the "Closing Date".

                  2.2 Closing Deliveries by the Company. Subject to the terms of this Agreement, at the Closing, the Company shall deliver to the Investor the following:

                                    (i)     Warrants in the forms of Exhibit A
and Exhibit B attached hereto, duly executed by an authorized officer of the Company;

                                    (ii) A certificate signed on the Company's
behalf by its Chief Executive Officer and its Chief Financial Officer, certifying that: (1) each of the representations and warranties of the Company contained in Section 3 are true and correct on and as of the Closing Date in all material respects; and (2) the Company has performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement and the Netcenter Services Agreement that are required to be performed or complied with by it on or before the Closing Date and has obtained all material approvals, consents and qualifications necessary to enter into this Agreement and the Netcenter Services Agreement and to consummate the issuance of the Warrants (and the issuance of the Shares upon exercise thereof) to the Investor and the other transactions contemplated by this Agreement and the Netcenter Services Agreement.

                                    (iii) A copy of the Articles of
Incorporation of the Company, certified as of a recent date by the Secretary of State of California as a complete and correct copy thereof as of such date;

                                    (iv) A certificate of the Secretary of the
Company, which has attached thereto: (1) the Bylaws of the Company (as amended through the date thereof), certified by the Secretary of the Company as a true and correct copy thereof as of the date of the certificate, and (2) a copy, certified by the Secretary of the Company as a complete and correct copy thereof, of the resolutions of the Board of Directors of the Company providing for the approval of this Agreement and the Netcenter Services Agreement, the issuance of the Warrants (and the issuance of the Shares upon exercise thereof) to the Investor and the consummation of the transactions contemplated by this Agreement and the Netcenter Services Agreement; and

                                    (v)     An opinion addressed to the
Investor, dated as of the date of the Closing, from Fenwick & West LLP, counsel to the Company, in the form of Exhibit C hereto.

                  2.3 Closing Deliveries by the Investor. At the Closing, the Investor shall deliver to the Company the following:

                                    (i)     A certificate signed on the
Investor's behalf by an authorized officer certifying that (1) each of the representations and warranties of the Investor contained in Section 4 are true and correct on and as of the Closing Date in all material respects; and (2) the Investor has performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement and the Netcenter Services Agreement that are required to be performed or complied with by it on or before the Closing Date and has obtained all material approvals, consents and qualifications necessary to enter into this

Agreement and the Netcenter Services Agreement and to consummate the transactions contemplated by this Agreement and the Netcenter Services Agreement;

                                    (ii) A copy of the Certificate of
Incorporation of the Investor, certified as of a recent date by the Secretary of State of Delaware as a complete and correct copy thereof as of such date; and

                                    (iii) A certificate of the Secretary of the
Investor, which has attached thereto the Bylaws of the Investor (as amended through the date thereof), certified by the Secretary of the Investor as a true and correct copy thereof as of the date of the certificate.

         REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Investor that the statements in this Section 3 are true and correct, except as set forth in the Disclosure Letter from the Company dated April 29, 1998 (the "Disclosure Letter").

                  3.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all corporate power and authority required to (a) carry on its business as presently conducted, and (b) enter into this Agreement and the Netcenter Services Agreement, and to consummate the transactions contemplated hereby and thereby, including the issuance of the Warrants (and the issuance of the Shares upon exercise thereof) to the Investor. The Company is qualified to do business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect on the Company. As used in this Agreement, "Material Adverse Effect" means a material adverse effect on, or a material adverse change in, or a group of such effects on or changes in, the business, operations, financial condition, results of operations, prospects, assets or liabilities of the Company or the Investor, as applicable; provided, however, that any adverse change or effect that is primarily caused by (i) conditions affecting the United States economy generally, (ii) conditions generally affecting the Internet industry or (iii) the announcement or pendency of this Agreement or the Netcenter Services Agreement, shall not be taken into account in determining whether there has been or would be a "Material Adverse Effect;" provided further, that any adverse change in the stock price of the Company or the Investor, as applicable, as quoted on the Nasdaq National Market shall not be taken into account in determining whether there has been or would be a "Material Adverse Effect."

                  3.2 Capitalization. As of the date of this Agreement the capitalization of the Company is as follows:

                           (a) Common Stock.  A total of 50,000,000 authorized
shares of Common Stock, of which 22,317,229 shares were issued and outstanding as of March 31, 1998. All of such outstanding shares are validly issued, fully paid and non-assessable.

                           (b) Preferred Stock.  A total of 4,000,000 authorized
shares of Preferred Stock (the "Preferred Stock"), none of which is issued or outstanding.

                           (c) Options, Warrants, Reserved Shares.  Except for
(i) 4,835,000 shares of Common Stock issuable upon the exercise of options outstanding as of December 31, 1997, (ii) an aggregate of 1,303,000 shares of Common Stock reserved for issuance as of such date for future grants or sale under the Company's 1995 Equity Incentive Plan, 1996 Equity Incentive Plan, 1996 Directors Plan and 1996 Employee Stock Purchase Plan (the "Plans"), (iii) 95,122 shares of Common Stock issuable upon the exercise of outstanding warrants to purchase Common Stock as of such date, (iv) 325,000 shares of Common Stock issuable upon conversion of Series E-3 Convertible of Preferred Stock issuable upon the exercise of a warrant, and (v) 166,667 shares of Common Stock issuable upon the conversion of a Convertible Promissory Note with Itochu Corporation, there are not outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock or any securities convertible into or ultimately exchangeable or exercisable for any shares of the Company's capital stock. Except for any stock repurchase rights of the Company under the Plans, no shares of the Company's outstanding capital stock, or stock issuable upon exercise, conversion or exchange of any outstanding options, warrants or rights, or other stock issuable by the Company, are subject to any rights of first refusal or other rights to purchase such stock (whether in favor of the Company or any other person), pursuant to any agreement, commitment or other obligation of the Company.

                  3.3 Due Authorization. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution, delivery of, and the performance of all obligations of the Company under this Agreement and the Netcenter Services Agreement, the authorization and issuance of the Warrants and the authorization, reservation for issuance, issuance and delivery of all of the Shares issuable upon exercise of the Warrants has been taken, and this Agreement, the Netcenter Services Agreement and the Warrants constitute the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or others laws of general application relating to or affecting enforcement of creditors' rights generally, and (ii) the effect of rules of law governing the availability of equitable remedies.

                  3.4      Valid Issuance of Stock.

                           (a) The Shares, when issued and delivered upon
exercise of the Warrants in accordance with the terms thereof, shall be duly and validly issued, fully paid and nonassessable and not subject to any preemptive or similar rights.

                           (b) Based in part on the representations made by the
Investor in Section 4 hereof, the Warrants are being issued, and upon exercise thereof the Shares will be issued, in compliance with the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), or in compliance with applicable exemptions therefrom, and the registration and qualification requirements of all applicable securities laws of the states of the United States.

                  3.5 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated hereby and by the Netcenter Services Agreement, including the issuance of the Warrants and the issuance of the Shares upon exercise thereof, except for the filing of such qualifications or filings under the Securities Act and all applicable state securities laws as may be required in connection with the transactions contemplated by this Agreement. All such qualifications and filings have been made, in the case of qualifications, on or prior to the date hereof, and have been made or will be made, in the case of filings, within the time prescribed by law.

                  3.6 Non-Contravention. The execution, delivery and performance of this Agreement and the Netcenter Services Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby, including the issuance of the Warrants and the issuance of the Shares upon exercise thereof, do not and will not (i) contravene or conflict with the Articles of Incorporation or Bylaws of the Company; (ii) constitute a material violation of any provision of any federal, state, local or foreign law, rule or regulation binding upon or applicable to the Company; or (iii) constitute a default or require any consent under, give rise to any right of termination, cancellation or acceleration of, or to a loss of any benefit to which the Company is entitled under, or result in the creation or imposition of any lien, claim or encumbrance on any assets of the Company under, any contract to which the Company is a party or any permit, license or similar right relating to the Company or by which the Company may be bound or affected in such a manner as would have a Material Adverse Effect on the Company.

                  3.7 Litigation. There is no action, suit, proceeding, claim, arbitration or investigation ("Action") pending: (a) that seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement and the Netcenter Services Agreement; or (b) that has not previously been disclosed in one of the SEC Documents (as defined below) and is currently required to be disclosed under the rules of the SEC in any registration statement, report or proxy statement filed with the SEC. The Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality having a Material Adverse Effect on the Company. No Action by the Company is currently pending nor does the Company intend to initiate any Action that is reasonably likely to have a Material Adverse Effect on the Company.

                  3.8 Registration Rights. Except as set forth in Section 5 below, the Company is not currently subject to any grant or agreement to grant to any person or entity any rights (including piggyback registration rights) to have any securities of the Company registered with the United States Securities and Exchange Commission (the "SEC" or "Commission") or registered or qualified with any other governmental authority.

                  3.9      SEC Documents.

                           (a) The Company has furnished to the Investor prior
to the date hereof copies of its Annual Report on Form 10-K for the fiscal year ended December 31, 1997 ("Form 10-K"), and all other registration statements, reports and proxy statements filed by the Company with the Commission on or after December 31, 1997 (the Form 10-K and such registration statements, reports and proxy statements are collectively referred to herein as the "SEC Documents"). Each of the SEC Documents, as of the respective date thereof, did not, as of the date thereof, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except as may have been corrected in a subsequent SEC Document. The Company is not a party to any material contract, agreement or other arrangement that was required to have been filed as an exhibit to the SEC Documents that is not so filed.

                           (b) The Form 10-K contains the Company's audited
financial statements (the "Audited Financial Statements") for the fiscal year ended December 31, 1997 (the "Balance Sheet Date"). Since the Balance Sheet Date, the Company has duly filed with the Commission all registration statements, reports and proxy statements required to be filed by it under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Securities Act. The audited and unaudited consolidated financial statements of the Company included in the SEC Documents filed prior to the date hereof fairly present, in conformity with generally accepted accounting principles (" GAAP ") (except as otherwise permitted by Form 10-Q) applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its consolidated subsidiaries as at the date thereof and the consolidated results of their operations and cash flows for the periods then ended (subject to normal year and audit adjustments in the case of unaudited interim financial statements).

                           (c) Except as and to the extent reflected or reserved
against in the Company's Audited Financial Statements (including the notes thereto), the Company has no material liabilities (whether accrued or unaccrued, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined or determinable) other than: (i) liabilities incurred in the ordinary course of business since the Balance Sheet Date that are consistent with the Company's past practices, (ii) liabilities with respect to agreements to which the Investor is a party, and
(iii) other liabilities that either individually or in the aggregate, would not result in a Material Adverse Effect on the Company.

                           (d) The Company meets the requirements for the use of
Form S-3 for registration of the sale by the Investor of the Registrable Securities (as defined below), and the Company covenants that it shall file all reports required to be filed by the Company with the SEC in a timely manner so as to maintain such eligibility for the use of Form S-3.

                  3.10 Absence of Certain Changes Since Balance Sheet Date. Since the Balance Sheet Date, the business and operations of the Company have been conducted in the ordinary course consistent with past practice, and there has not been:

                           (a) any declaration, setting aside or payment of any
dividend or other distribution of the assets of the Company with respect to any shares of capital stock of the Company, or any repurchase, redemption or other acquisition by the Company or any subsidiary of the Company of any outstanding shares of the Company's capital stock;

                           (b) any damage, destruction or loss, whether or not
covered by insurance, except for such occurrences that have not resulted, and are not expected to result, in a Material Adverse Effect on the Company;

                           (c) any waiver by the Company of a valuable right or
of a material debt owed to it, except for such waivers that have not resulted, and are not expected to result, in a Material Adverse Effect on the Company;

                           (d) any material change or amendment to, or any
waiver of any material rights under, a material contract or arrangement by which the Company or any of its assets or properties is bound or subject, except for changes, amendments, or waivers that are expressly provided for or disclosed in this Agreement or that have not resulted, and are not expected to result, in a Material Adverse Effect on the Company;

                           (e) any change by the Company in its accounting
principles, methods or practices or in the manner it keeps its accounting books and records, except any such change required by a change in GAAP; and

                           (f) any other event or condition of any character,
except for such events and conditions that have not resulted, and cannot reasonably be expected to result, in a Material Adverse Effect on the Company.

                  3.11 Full Disclosure. The information contained in this Agreement, the Disclosure Letter, and the SEC Documents, together with the other written disclosures made by the Company to the Investor in the course of their discussions leading to this Agreement, taken together, with respect to the business, operations, assets, results of operations and financial condition of the Company is true and complete in all material respects and does not omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.


         4.  REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF THE INVESTOR.

         The Investor hereby represents and warrants to the Company as follows, provided, however, that nothing set forth in this Article 4 shall limit or modify the representations and warranties made by the Company in Article 3.

                  4.1 Authorization. This Agreement has been duly authorized by all necessary corporate action on the part of the Investor. The Agreement constitutes the Investor's valid and legally binding obligation, enforceable against it in accordance with its terms, except as may be limited by (a) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally and (b) the effect of rules of law governing the availability of equitable remedies. The Investor has full corporate power and authority to enter into this Agreement.

                  4.2 Acquisition for Own Account. The Warrants are being acquired, and the Shares will be acquired, for the Investor's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof without registration under the Securities Act or an exemption therefrom.

                  4.3 Accredited Investor Status. The Investor is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act.

                  4.4 Restricted Securities. The Investor understands that the Warrants to be issued to the Investor hereunder and the Shares issuable upon exercise thereof are "restricted securities" under the Securities Act inasmuch as they are being acquired or will be acquired from the Company in a transaction not involving a public offering and that under the Securities Act and applicable regulations thereunder such securities may be resold without registration under the Securities Act only in certain limited circumstances. The Investor is familiar with Rule 144 of the SEC, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

                  4.5 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Investor is required in connection with the consummation of the transactions contemplated hereby and by the Netcenter Services Agreement, including the acquisition of the Warrants and the purchase of the Shares upon exercise thereof. All such qualifications have been made, in the case of qualifications, on or prior to the date hereof, and have been or will be made, in the case of filings, within the time prescribed by law.

                  4.6 Non-Contravention. The execution, delivery and performance of this Agreement and the Netcenter Services Agreement by the Investor, and the consummation by the Investor of the transactions contemplated hereby and thereby, including the acquisition of the Warrants and the purchase of the Shares upon exercise thereof, do not and will not (i) contravene or conflict with the Certificate of Incorporation or Bylaws of the Investor; (ii) constitute a material violation of any provision of any federal, state, local or foreign law, rule or regulation binding upon or applicable to the Investor; or (iii) constitute a default or require any consent under, give rise to any right of termination, cancellation or acceleration of, or to a loss of any benefit to which the Investor is entitled under, or result in the creation or imposition of any lien, claim or encumbrance on any assets of the Investor under, any contract to which the Investor is a party or any permit, license or similar right relating to the Investor or by which the Investor may be bound or affected in such a manner as would have a Material Adverse Effect on the Investor.

                  4.7 Further Limitations on Disposition. Without in any way limiting the representations set forth above, the Investor agrees not to make any disposition of all or any portion of the Warrants without the prior written consent of the Company, which consent may be withheld in the Company's sole discretion. The Investor further agrees not to make any disposition of all or any portion of the Shares unless and until:

                           (a) there is then in effect a registration statement
under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                           (b) the Investor has notified the Company of the
proposed disposition and has furnished the Company with a statement of the circumstances surrounding the proposed disposition, and the Investor has furnished the Company, at the expense of the Investor or its transferee, with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such securities under the Securities Act.

Notwithstanding the provisions of paragraphs (a) and (b) of this Section 4.7, no such registration statement or opinion of counsel will be required for any transfer of any Shares in compliance with SEC Rule 144, Rule 144A or Rule 145(d), or if such transfer otherwise is exempt from the registration requirements of the Securities Act in the opinion of the Company's counsel. Furthermore, notwithstanding the other provisions of this Section 4.7, the Investor shall be permitted to transfer all or any portion of the Warrants (i) to an underwriter of a public offering of Common Stock if and only if the Warrants (or any such portion) shall be immediately exercised by such underwriter and the Shares issued upon such exercise are immediately sold to the public, (ii) to any affiliate (as that term is defined in the Securities Act) of the Investor, or (iii) in connection with any merger or consolidation to which the Investor is a party, any sale of all or substantially all of the Investor's assets or any other acquisition of the Investor.

                  4.8 Legends. Certificates evidencing the Warrants and the Shares will bear the following legend:

                  THE SECURITIES REPRESENTED HEREBY HAVE
                  NOT BEEN REGISTERED UNDER THE SECURITIES
                  ACT OF 1933, AS AMENDED (THE "ACT"), OR
                  UNDER THE SECURITIES LAWS OF CERTAIN
                  STATES. THESE SECURITIES ARE SUBJECT TO
                  RESTRICTIONS ON TRANSFERABILITY AND RESALE
                  AND MAY NOT BE TRANSFERRED OR RESOLD
                  EXCEPT AS PERMITTED UNDER THE ACT AND THE
                  APPLICABLE STATE SECURITIES LAWS, PURSUANT
                  TO REGISTRATION OR EXEMPTION THEREFROM.

The legend set forth above will be removed by the Company from any certificate evidencing Shares upon delivery to the Company of an opinion by counsel, reasonably satisfactory to the Company, that a registration statement under the Securities Act is at that time in effect with respect to the legended security or that such security can be freely transferred in a public sale without such a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which the Company issued the Shares.

         5.   NO TREATMENT AS AFFILIATE;  REGISTRATION

                  5.1 No Treatment as Affiliate. On the basis of the facts now in its possession, upon and following the Closing of the transactions contemplated by this Agreement, the Company shall not treat the Investor as an "affiliate" of the Company (as such term is defined in the Securities Act) for purposes of any federal or state securities laws.

                  5.2      Registration.

                           (a) Certain Definitions.  As used in this Section
5.2, the following terms shall have the following respective meanings:

                            "Registrable Securities" shall mean (i) all Shares
issued or issuable upon exercise of the Warrants, and (ii) any shares of Common Stock of the Company issued as (or issuable upon conversion or exercise of any warrant, right or other security which is issued as) a stock dividend or other distribution with respect to, or in exchange for or in replacement of, any Shares; provided, however, that shares of Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction.

                            The terms "register," "registered" and
"registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

                            "Registration Statement" shall mean the registration
statement of the Company under the Securities Act contemplated by Section 5.2(b) below.

                           (b) Registration.

                                    (i)     Mandatory Registration.  The Company
shall prepare and file with the SEC as soon as practicable after the Closing, but no later than ten (10) days after the Closing Date, a Registration Statement on Form S-3 (or, if Form S-3 is not then available, on such form of Registration Statement as is then available to effect a registration of all of the Registrable Securities) covering the resale of the Registrable Securities. The Company shall use its best efforts to cause the Registration Statement to become effective as soon as practicable after filing, but in no event later than the first to occur of (i) the third (3rd) day after the SEC notifies the Company that the Registration Statement will not be reviewed by the SEC or that the SEC does not have any further comments on the Registration Statement and (ii) ninety
(90) days after the Closing Date, and to keep such Registration Statement current and effective pursuant to SEC Rule 415 at all times until such date as is the earlier of (A) the date on which all of the Registrable Securities have been sold, and (B) the date on which all of the Registrable Securities (in the reasonable opinion of counsel to the Investor) may be immediately sold to the public without registration or restriction pursuant to Rule 144 under the Securities Act within a single three-month period (the "Registration Period"). The Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided to, and be subject to the reasonable approval of, the Investor and its counsel prior to the filing or other submission thereof to the SEC.

                                    (ii)    Permitted Delay Periods; Suspension
of Sales. If at any time prior to the expiration of the Registration Period, the Chief Executive Officer of the Company has determined in good faith that (A) compliance by the Company with its disclosure obligations in connection with the Registration Statement would be seriously detrimental to the Company and its shareholders, or (B) the Company then is unable to comply with its disclosure obligations or SEC requirements in connection with the Registration Statement, then in either such case the Company shall not be required to maintain the effectiveness thereof or amend or supplement the Registration Statement for a period (a "Permitted Delay Period") expiring upon the earlier to occur of (I) the date on which such material information is disclosed to the public or ceases to be material or the Company is able to so comply with its disclosure obligations and SEC requirements, or (II) sixty (60) days after the Chief Executive Officer of the Company makes such good faith determination. The Company will give prompt written notice to the Investor of each Permitted Delay Period. Such notice shall state to the extent, if any, as is practicable, an estimate of the duration of such Permitted Delay Period. The Investor, by its acceptance of any Registrable Securities, agrees that, upon receipt of such notice it will forthwith discontinue disposition of the Registrable Securities pursuant to the Registration Statement, and will not deliver any prospectus forming a part thereof in connection with any sale of Registrable Securities, until the expiration of such Permitted Delay Period. There shall not be more than one (1) Permitted Delay Period in any twelve (12) month period.

                           (c) Obligations of the Company. In connection with
the registration of the Registrable Securities, the Company shall have the following obligations:

                                    (i)     No Registration Statement (including
any amendments or supplements thereto and prospectuses contained therein and all documents incorporated by reference therein) shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                    (ii) The Company shall prepare and file with
the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective at all times during the Registration Period and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in the Registration Statement.

                                    (iii) The Company shall furnish to the
Investor and its legal counsel (A) promptly after the same is prepared and publicly distributed, filed with the SEC or received by the Company, one copy of the Registration Statement and any amendment thereto, each preliminary prospectus and prospectus and each amendment or supplement thereto, and each letter written by or on behalf of the Company to the SEC or the staff of the SEC (including, without limitation, any request to accelerate the effectiveness of the Registration Statement or amendment thereto), and each item of correspondence from the SEC or the staff of the SEC, in each case relating to the Registration Statement (other than any portion, if any, thereof which contains information for which the Company has sought confidential treatment), (B) on the date of effectiveness of the Registration Statement or any amendment thereto, a notice stating that the Registration Statement or amendment has been declared effective, and (C) such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as the Investor may reasonably request in order to facilitate the disposition of the Registrable Securities.

                                    (iv) The Company shall (A) register and
qualify the Registrable Securities covered by the Registration Statement under such securities or "blue sky" laws of such jurisdictions as the Investor reasonably requests, (B) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (C) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (D) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (I) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this
Section 5.2(c)(iv), (II) subject itself to general taxation in any such jurisdiction, (III) file a general consent to service of process in any such jurisdiction, or (IV) make any change in its charter or bylaws, which in each case the Board of Directors of the Company determines to be contrary to the best interests of the Company and its shareholders.

                                    (v)     As promptly as practicable after
becoming aware of such event, the Company shall notify the Investor of the happening of any event, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company shall promptly prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission and deliver such number of copies of such supplement or amendment to the Investor as reasonably requested by the Investor.

                                    (vi) Except as provided in Section
5.2(b)(ii), the Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of the Registration Statement and, if such an order is issued, to obtain the withdrawal of such order at the earliest practicable moment (including in each case by amending or supplementing the Registration Statement). The Company shall promptly notify the Investor of the issuance of any such order and the resolution thereof (and if the Registration Statement is supplemented or amended, deliver such number of copies of such supplement or amendment to the Investor as the Investor may reasonably request).

                                    (vii) The Company shall give a single firm
of counsel designated by the Investor the opportunity to review the Registration Statement and all amendments and supplements thereto a reasonable period of time prior to their filing with the SEC, and not file any document in a form to which such counsel reasonably objects in a timely fashion.

                                    (viii) At the request of the Investor, the
Company shall furnish, on the date of effectiveness of the Registration Statement, an opinion, dated as of such date, from counsel representing the Company addressed to the Investor and (1) in the case of an underwritten public offering, in form, scope and substance as is customarily given in an underwritten public offering, and (2) in all other cases, as mutually agreed by the Company and the Investor.

                                    (ix) The Company shall hold in confidence
and not make any disclosure of information concerning the Investor provided to the Company unless (A) disclosure of such information is necessary to comply with federal or state securities laws, (B) the disclosure of such information is necessary to avoid or correct a misstatement or omission in the Registration Statement, (C) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, (D) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement, or (E) the Investor consents to the form and content of any such disclosure. The Company agrees that it shall, upon learning that disclosure of such information concerning the Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Investor prior to making such disclosure, and allow the Investor, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

                                    (x)     The Company shall promptly either
(A) cause all of the Registrable Securities covered by the Registration Statement to be listed on the NYSE, the AMEX or other national securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (B) secure the designation and quotation of all of the Registrable Securities covered by the Registration Statement on the Nasdaq National Market and, without limiting the generality of the foregoing, to arrange for or maintain at least two market makers to register with the National Association of Securities Dealers ("NASD") as such with respect to such Registrable Securities.

                                    (xi) The Company shall maintain a transfer
agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the first Registration Statement.

                                    (xii) The Company shall cooperate with the
Investor to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Investor may reasonably request and registered in such names as the Investor may request, and, within five (5) business days after the Registration Statement is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel selected by the Company to deliver, to the transfer agent for the Registrable Securities (with copies to the Investor) an opinion of such counsel as required by the transfer agent prior to the transfer of the Registrable Securities.

                                    (xiii) At the request of the Investor, the
Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary in order to change the plan of distribution set forth in the Registration Statement.

                                    (xiv) The Company shall comply with all
applicable laws related to the Registration Statement and the offering and sale of securities thereunder and all applicable rules and regulations of governmental authorities in connection therewith (including without limitation the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC).

                                    (xv) The Company shall take all such other
actions as the Investor reasonably requests in order to expedite or facilitate the disposition of such Registrable Securities.

                                    (xvi) From and after the date of this
Agreement, the Company shall not, and shall not agree to, allow the holders of any securities of the Company to include any of their securities in the Registration Statement under Section 5.2(b)(i) hereof or any amendment or supplement thereto under Section 5.2(c)(ii) hereof without the prior written consent of the Investor. The foregoing shall not apply to the extent, and only to the extent, that such holders are contractually entitled, as of the date of this Agreement, to so include their securities in such Registration Statement or amendment or supplement thereto; provided, however, that the Company shall use its best efforts to cause such holders to waive their rights to be so included (it being understood and agreed that the Company will not be required to seek a waiver from America Online in this regard).

                           (d) Obligations of the Investor. In connection with
the registration of the Registrable Securities, the Investor shall have the following obligations:

                                    (i)     It shall be a condition precedent to
the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities that the Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities as shall be required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least two (2) business days prior to the first anticipated filing date of the Registration Statement, the Company shall notify the Investor of the information the Company requires from the Investor.

                                    (ii) The Investor, by its acceptance of the
Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder.

                                    (iii) The Investor agrees that, upon receipt
of any notice from the Company of the happening of any event of the kind described in Section 5.2(c)(vi) or 5.2(c)(vii), the Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until receipt by the Investor of the copies of the supplemented or amended prospectus contemplated by Section 5.2(c)(vi) or 5.2(c)(vii) and, if so directed by the Company, the Investor shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in the Investor's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

                                    (iv) The Investor agrees to comply with the
prospectus delivery requirements under the Securities Act in connection with the Investor's sales of the Registrable Securities.

                                    (v)     The Investor agrees, for so long as
the Investor owns any Registrable Securities and upon request of the underwriters managing any underwritten public offering of the Company's Common Stock, to enter into a standard form of lock-up agreement (not to exceed ninety
(90) days) in connection with such offering, provided that all officers and directors of the Company and all shareholders of the Company who hold at least the same number of shares of Common Stock of the Company (including such shares issuable upon exercise or conversion of exercisable or convertible securities) as the number of shares of Registrable Securities then held by the Investor, enter into the same form of lock-up agreement.

                           (e) Expenses of Registration. All reasonable expenses
incurred by the Company or the Investor in connection with registrations, filings or qualifications pursuant to Sections 5.2(b) and 5.2(c) above, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, the fees and disbursements of counsel for the Company, the fees and disbursements of one counsel selected by the Investor, but not underwriting discounts and commissions, shall be borne by the Company. In addition, the Company shall pay all of the Investor's reasonable costs and expenses (including legal fees) incurred in connection with the enforcement of the rights of the Investor hereunder. (f) Indemnification.

                                    (i)     To the extent permitted by law, the
Company will indemnify, hold harmless and defend (A) the Investor, and (B) the directors, officers, partners, members, employees and agents of the Investor and each person who controls the Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, if any, (each, an "Indemnified Person"), against any joint or several losses, claims, damages, liabilities or expenses (collectively, together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened, in respect thereof, "Claims") to which any of them may become subject insofar as such Claims arise out of or are based upon:

(A) any untrue statement or alleged untrue statement of a material fact in the Registration Statement or the omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading, (B) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of the Registration Statement, or contained in the final prospectus related thereto (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, or (C) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities (the matters in the foregoing clauses (A) through (C) being, collectively, "Violations"). Subject to the restrictions set forth in Section 5.2(f)(iii) with respect to the number of legal counsel, the Company shall reimburse the Investor and each other Indemnified Person, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 5.2(f)(i): (A) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person expressly for use in the Registration Statement or any such amendment thereof or supplement thereto; (B) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld; and
(C) with respect to any preliminary prospectus, shall not inure to the benefit of any Indemnified Person if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, if such corrected prospectus was timely made available by the Company pursuant to Section 5.2(c)(iii) hereof, and the Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a Violation and such Indemnified Person, notwithstanding such advice, used it. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person.

                                    (ii) The Investor agrees to indemnify, hold
harmless and defend, to the same extent and in the same manner set forth in
Section 5.2(f)(i), the Company, each of its directors, each of its officers who signs the Registration Statement, its employees, agents and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively and together with an Indemnified Person, an "Indemnified Party"), against any Claim to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by the Investor expressly for use in connection with the Registration Statement; and subject to
Section 5.2(f)(iii), the Investor will reimburse any legal or other expenses (promptly as such expenses are incurred and are due and payable) reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 5.2(f)(ii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Investor, which consent shall not be unreasonably withheld; provided, further, however, that the Investor shall be liable under this Agreement (including this Section 5.2(f)(ii) and Section 5.2(g)) for only that amount as does not exceed the net proceeds actually received by the Investor as a result of the sale of Registrable Securities pursuant to the Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investor. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 5.2(f)(ii) shall not inure to the benefit of any Indemnified Party (i) with respect to any preliminary prospectus if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the final prospectus, as then amended or supplemented, and the Indemnified Party failed to utilize such corrected prospectus, or (ii) with respect to any liability arising from the failure to deliver any prospectus if the Indemnified Party failed to deliver such prospectus as required under the Securities Act.

                                    (iii) Promptly after receipt by an
Indemnified Person or Indemnified Party under this Section 5.2(f) of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to made against any indemnifying party under this Section 5.2(f), deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that such indemnifying party shall not be entitled to assume such defense and an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential conflicts of interest between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding or the actual or potential defendants in, or targets of, any such action include both the Indemnified Person or the Indemnified Party and the indemnifying party and any such Indemnified Person or Indemnified Party reasonably determines that there may be legal defenses available to such Indemnified Person or Indemnified Party which are in conflict with those available to such indemnifying party. The indemnifying party shall pay for only one separate legal counsel for the Indemnified Persons or the Indemnified Parties, as applicable, and such legal counsel shall be selected by the Investor, if the Investor is entitled to indemnification hereunder, or by the Company, if the Company is entitled to indemnification hereunder, as applicable. The failure to deliver written notice to the indemnifying party within a reasonable time after the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 5.2(f), except to the extent that the indemnifying party is actually prejudiced in its ability to defend such action. The indemnification required by this Section 5.2(f) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

                           (g) Reports Under the Exchange Act.  With a view to
making available to the Investor the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Investor to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to:

                                    (i)     file with the SEC in a timely manner
and make and keep available all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements and the filing and availability of such reports and other documents is required for the applicable provisions of Rule 144; and

                                    (ii) furnish to the Investor, so long as the
Investor owns Registrable Securities, promptly upon written request, (A) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (B) a copy of the most recent annual or other report of the Company and such other reports and documents so filed by the Company, and (C) such other information as may be reasonably requested to permit the Investor to sell such securities pursuant to Rule 144 without registration.


         6.   MISCELLANEOUS

                  6.1 Successors and Assigns. The terms and conditions of this Agreement will inure to the benefit of and be binding upon the respective successors and assigns of the parties.

                  6.2 Governing Law. This Agreement will be governed by and construed under the internal laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California, without reference to principles of conflict of laws or choice of laws.

                  6.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                  6.4 Headings. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections and paragraphs will, unless otherwise provided, refer to sections and paragraphs hereof.

                  6.5 Notices. Any notice required or permitted under this Agreement shall be given in writing, shall be effective when received, and shall in any event be deemed received and effectively given upon personal delivery to the party to be notified or three (3) business days after deposit with the United States Post Office, by registered or certified mail, postage prepaid, or one (1) business day after deposit with a nationally recognized courier service such as Federal Express under circumstances where such service guarantees next business day delivery, or one (1) business day after facsimile with copy delivered by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof or at such other address as the Investor or the Company may designate by giving at least ten (10) days advance written notice pursuant to this Section 6.5.

                  6.6 No Finder's Fees. Each party represents that it neither is nor will be obligated for any finder's or broker's fee or commission in connection with this transaction. The Investor will indemnify and hold harmless the Company from any liability for any commission or compensation in the nature of a finders' or broker's fee for which the Investor or any of its officers, employees, consultants or representatives is responsible. The Company will indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a finder's or broker's fee for which the Company or any of its officers, employees, consultants or representatives is responsible.

                  6.7 Survival. All representations and warranties of the Investor and the Company contained herein shall survive the Closing until the first anniversary of the date of this Agreement, regardless of whether the applicable statute of limitations, including extensions thereof, may expire. All covenants and agreements of the Investor and the Company contained herein shall survive the Closing in perpetuity (except to the extent any such covenant or agreement shall expire by its terms). All claims in respect of any breach of such covenants or agreements shall survive the Closing until the expiration of one year following the non-breaching party's obtaining actual knowledge of such breach.

                  6.8 Amendments and Waivers. This Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor. Any amendment or waiver effected in accordance with this Section 6.8 will be binding upon the Investor, the Company and their respective successors and assigns.

                  6.9 Severability. If any provision of this Agreement is held to be unenforceable under applicable law, such provision will be excluded from this Agreement and the balance of the Agreement will be interpreted as if such provision were so excluded and will be enforceable in accordance with its terms.

                  6.10 Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the parties with respect to the subject matter hereof.

                  6.11 Further Assurances. From and after the date of this Agreement upon the request of the Investor or the Company, the Company and the Investor will execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

                  6.12 Meaning of Include and Including. Whenever in this Agreement the word "include" or "including" is used, it shall be deemed to mean "include, without limitation" or "including, without limitation," as the case may be, and the language following "include" or "including" shall not be deemed to set forth an exhaustive list.

                  6.13 Fees, Costs and Expenses. All fees, costs and expenses (including attorneys' fees and expenses) incurred by either party hereto in connection with the preparation, negotiation and execution of this Agreement, and the consummation of the transactions contemplated hereby and thereby, shall be the sole and exclusive responsibility of such party.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

EXCITE, INC.                                 NETSCAPE
                                             COMMUNICATIONS
                                             CORPORATION


By: /s/ Robert C. Hood                       By:  /s/ Mike Homer
   --------------------------------             -------------------------------

Name: Robert C. Hood                         Name: Mike Homer
     ------------------------------               -----------------------------

Title: EVP - CFO                             Title: EVP
      -----------------------------                ----------------------------

Date signed:    4/29/98                      Date Signed:   4/29/98
            -----------------------                      ----------------------

Address:  555 Broadway                       Address:  501 East Middlefield Road
          Redwood City, CA 94063                       Mountain View, CA  94043

Telephone No.: 650/568-6000                  Telephone No.:  650/254-1900

Facsimile No.:  650/568-6029                 Facsimile No.:  650/528-4123

                      [SIGNATURE PAGE TO WARRANT AGREEMENT]

                                                                       EXHIBIT A

                             FORM OF INITIAL WARRANT

                                                        Redwood City, California
                                                                  April 30, 1998


                                  EXCITE, INC.
                        WARRANT TO PURCHASE COMMON STOCK


     This Warrant is issued to Netscape Communications Corporation, a Delaware corporation ("Netscape"), by Excite, Inc., a California corporation (the "Company"), pursuant to the terms of that certain Warrant Agreement dated as of April 29, 1998 (the "Agreement"). All provisions of the Agreement applicable hereto are incorporated herein by reference. Unless otherwise indicated herein, defined terms shall have the same meaning for the purpose of this Warrant as set forth in the Agreement.

     1. Purchase of Shares. Subject to the terms and conditions of the Agreement and as hereinafter set forth, the holder of this Warrant is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the holder hereof in writing), to purchase from the Company 423,079 fully paid and nonassessable shares (the "Shares") of the Common Stock of the Company (the "Common Stock") (which number of Shares shall be subject to adjustment as provided in Section 7 below).

     2. Exercise Price. The purchase price for each Share of Common Stock subject to this Warrant shall initially be $59.0906 per share (which price shall be subject to adjustment pursuant to Section 7 hereof: such price, as adjusted from time to time, is herein referred to as the "Exercise Price").

     3. Exercise Period. This Warrant shall be exercisable immediately and shall remain exercisable until and including the date which is two (2) years after the date hereof.

     4.   Method of Exercise.

          (a) While this Warrant remains outstanding and exercisable in accordance with Section 3 above, the holder may exercise, in whole or in part, and from time to tie, the purchase rights evidenced hereby, provided that no such exercise shall have an aggregate exercise price of less than $2,000,000, unless the aggregate exercise price of all Shares then remaining subject to this Warrant shall be less than $2,000,000, in which case this Warrant may only be exercised in full. Such exercise shall be effected by:

               (i) the surrender of the Warrant, together with a duly executed copy of the form of subscription attached hereto, to the Secretary of the Company at its principal offices; and

               (ii) the payment to the Company in cash of an amount equal to the aggregate Exercise Price for the number of Shares being purchased.

          (b) Right to Convert Warrant. The holder hereof shall have the right to convert this Warrant, by the surrender of this Warrant and the Notice of Conversion form annexed hereto duly executed at the office of the Company in Redwood City, California (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the company), in whole or in part (but not as to a number of Shares less than eight percent (8%) of the number of Shares for which this Warrant was initially exercisable, as adjusted pursuant to
Section 7, unless the aggregate number of Shares then remaining subject to this Warrant was initially exercisable, as adjusted pursuant to Section 7, in which case this Warrant may only be converted in full), and from time to time, at any time before the close of business on the last day of the exercise period provided for in Section 3 hereof, into shares of Common Stock as provided for in this Section 4(b). Upon exercise of this conversion right, the number of Shares issuable upon exercise of this Warrant will be reduced by the number of Shares subject to this Warrant as to which the conversion election is being made, and the holder hereof shall be entitled to receive that number of shares of Common Stock of the Company computed as follows:

                    X = Y*(A-B) / A, where:


                    (X)  =    the number of shares of Common Stock
                              issuable upon conversion of this Warrant.

                    (Y)  =    the number of shares of common Stock covered
                              by this Warrant in respect of which the
                              conversion election is being made.

                    (A)  =    the Fair Market Value (as defined below) of
                              one share of Common Stock on the date of conversion of this Warrant.

                    (B)  =    the Exercise Price for one share of Common
                              Stock on the date of conversion of this
                              Warrant.

     If the above calculation results in a negative number, then no share of Common Stock shall be issued or issuable upon conversion of this Warrant.

     "Fair Market Value" of a share of Common Stock shall mean (i) if the Common Stock is quoted on the Nasdaq National Market or listed on a national securities exchange at the date the Notice of Conversion is given, the average closing price of the Common Stock on the Nasdaq National Market or such national securities exchange on the ten (10) trading days immediately preceding the date the Notice of Conversion is given; or (ii) if the Common Stock is not then quoted on the Nasdaq National market or listed on a national securities exchange, the price per share which the Company would obtain from a willing buyer for Common Stock sold by the Company from authorized but unissued shares as such price shall be agreed upon by the holder hereof and the company or, if agreement cannot be reached within ten (10) business days of the holder's election hereunder, as such price shall be determined by a panel of three (3) appraisers, one (1) to be chosen by the Company, one (1) to be chosen by the holder and the third to be chosen by the first two (2) appraisers. If the appraisers cannot reach agreement within thirty (30) days of the holder's election hereunder, then each appraiser shall deliver its appraisal and the appraisal which is neither the highest nor the lowest shall constitute the Fair Market Value. Each party shall bear the cost of the appraiser of the sole appraiser selected by such party and the cost of the third appraiser shall be borne one-half by each party. In the event either party fails to choose an appraiser, the cost of the sole appraiser shall be borne one-half by each party.

     Upon conversion of this Warrant, the holder hereof shall be entitled to receive a certificate for the number of shares of Common Stock determined as aforesaid.

          (c) Expenses. The Company shall pay all expenses, taxes (other than transfer taxes) and other charges payable in connection with the preparation, issuance and delivery of this Warrant and the Shares.

     5. Certificates for Shares. Upon the exercise of the purchase rights evidenced by this Warrant, one or more certificates for the number of Shares so purchased shall be issued as soon as practicable thereafter, and in any event within five (5) business days of the delivery of the subscription notice.

     6. Valid Issuance of Shares. The Company covenants that (i) it will at all times keep reserved for issuance upon exercise hereof such number of shares of Common Stock as shall be issuable upon such exercise, and (ii) the Shares, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, charges and preemptive or similar rights with respect to the issuance thereof.

     7. Adjustment of Exercise Price and Number of Shares. The number and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

          (a) Adjustment of Exercise Price and Number of Shares. The Exercise Price and the number and kind of Shares (or other securities) purchasable hereunder shall be subject to adjustment as follows: In case the Company shall at any time prior to the expiration of this Warrant, (i) pay a dividend or make a distribution on the outstanding shares of Common Stock in shares of Common Stock of the Company, (ii) subdivide the outstanding shares of Common Stock into a larger number of shares of Common Stock, (iii) combine the outstanding shares of Common Stock into a smaller number of shares of Common Stock, then, and in each such case, the Exercise Price and number of Shares (or other securities) purchasable hereunder in effect immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Company) so that the holder of this Warrant shall be entitled to receive, for the same aggregate consideration, the number of shares of Common Stock or other securities of the Company that the holder would have owned or been entitled to receive upon or by reason of any of the events described above, had this Warrant been exercised (whether or not otherwise then exercisable.) immediately prior to the occurrence of such event with respect to any unexercised portion of this Warrant. Any adjustment made pursuant to this Section 7 shall become effective retroactively (i) in the case of any such dividend or distribution, to a date immediately following the close of business on the record date for the determination of holders of Common Stock entitled to receive such dividend or distribution or (ii) in the case of any such subdivision, combination or reclassification, to the close of business on the day upon which such corporate action becomes effective. In case the Company at any time or from time to time shall take any action affecting the Common Stock or its other equity interests, if any, other than an action described above, then an adjustment shall be made in the Exercise Price and number of Shares (or other securities) purchasable hereunder in such manner and at such time as the Board of Directors of the Company in good faith determines to be equitable in the circumstances (such determination to be evidenced in a resolution, a certified copy of which shall be mailed to the holder of this Warrant).

          (b) Corporate Transactions. If at any time after the date hereof and prior to the expiration hereof. and in case of any capital reorganization or reclassification, or other change of outstanding Common Stock or other equity interest, if any, or in the case of any consolidation or merger of the Company with or into another person (other than a consolidation or merger in which the Company is the resulting or surviving person and which does not result in any reclassification or change in the Common Stock or other outstanding equity interest, if any), or in case of any sale or other disposition to another person of all or substantially all of the assets of the Company (any of the foregoing, a

"Transaction"), the Company, or such successor or purchasing person. as the case may be, shall execute and deliver to the holder of this Warrant at least ten business days prior to effecting any of the foregoing Transactions a certificate stating that the holder shall have the right thereafter, until the expiration hereof, in connection with any remaining portion of this Warrant to exercise this Warrant (for the same aggregate consideration) into the kind and amount (estimating such amount to the extent necessary) of equity securities or other securities (of the Company or another issuer) or property or cash which would be receivable upon such Transaction by a holder of the number of shares of Common Stock into which such unexercised portion of this Warrant would have been exercisable for immediately prior to such Transaction (whether or not otherwise then exercisable).

     8. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shah be issued upon the exercise of this Warrant. but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the Exercise Price then in effect.

     9. No Stockholder Rights. Prior to exercise of this Warrant. the holder shall not be entitled to any rights of a stockholder with respect to the Shares. including (without limitation) the right to vote such Shares. receive dividends or other distributions thereon. exercise preemptive rights or be notified of stockholder meetings.

     10. Transferability. This Warrant may not be transferred or assigned. in whole or in part. without the prior written consent of the Company, which consent may be withheld in the Company's sole discretion. provided that the Investor shall be permitted to transfer all or any portion of this Warrant (1) to an underwriter of a public offering of Common Stock if and only if the Warrant (or any such portion) shall be immediately exercised by, such underwriter and the Shares issued upon such exercise are immediately sold to the public. (ii) to any affiliate (as that term is defined in the Securities Act) of the Investor, or (iii) in connection with any merger or consolidation to which the Investor is a party, any sale of all or substantially all of the Investor's assets or any other acquisition of the Investor.

     11. Successors and Assigns. The terms and provisions of this Warrant and the Agreement shall inure to the benefit of. and be binding upon, the Company and the holders hereof and their respective successors and permitted assigns.

     12. Amendments and Waivers. Any waiver or amendment of any term of this Warrant shall be binding upon any subsequent holder of this Warrant.

     13. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party's address set forth in the Agreement or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand. (ii) sent by reputable overnight courier. or (iii) sent by registered or certified mail, return receipt requested. postage prepaid. All notices, requests. consents, and other communications hereunder shall be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iii) if sent by registered or certified mail, on the 5th business day following the day such mailing is made.

     14. Governing Law. This Warrant shall be governed by the laws of the State of California (without giving effect to the conflict of law principles thereof).

                                       EXCITE, INC.

                                       By:
                                          --------------------------------------

                                       Title:
                                             -----------------------------------

                                  SUBSCRIPTION


Excite, Inc.
Attention:      Corporate Secretary


     The undersigned, the holder of the attached Warrant, hereby irrevocably elects to purchase pursuant to the provisions of the attached Warrant, __________ shares of the Common Stock of Excite, Inc. (or such securities issuable hereunder).

     Payment of the exercise price per share required under such Warrant accompanies this Subscription.


                                       WARRANTHOLDER:


                                       -----------------------------------------

 Date:                                 By:
      --------------------                 -------------------------------------
                                       Title:
                                              ----------------------------------

                                                                       Exhibit B

                           FORM OF SUBSEQUENT WARRANT

                                                         Redwood City California
                                                                   April 30,1998

                                  EXCITE, INC.
                        WARRANT TO PURCHASE COMMON STOCK

     This Warrant is issued to Netscape Communications Corporation, a Delaware corporation ("Netscape"), by Excite, Inc., a California corporation (the "Company"), pursuant to the terms of that certain Warrant Agreement dated as of April 29, 1998 (the "Agreement"). All provisions of the Agreement applicable hereto are incorporated herein by reference. Unless otherwise indicated herein, defined terms shall have the same meaning for the purpose of this Warrant as set forth in the Agreement.

     1. Purchase of Shares. Subject to the terms and conditions of the Agreement and as hereinafter set forth, the holder of this Warrant is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the holder hereof in writing), to purchase from the Company that number of fully paid and nonassessable shares (the "Shares") of the Common Stock of the Company (the "Common Stock"), rounded to the nearest whole share, as is determined by dividing Twenty-Five Million Dollars ($25,000,000) by the initial Exercise Price (as defined below) determined pursuant to Section 2 below (which number of Shares shall be subject to adjustment as provided in Section 7 below). In the event that Netscape does not enter into an agreement with a term of at least two (2) years (subject to earlier termination as provided therein) with MatchLogic, Inc., a wholly-owned subsidiary of the Company ("MatchLogic"), on or before May 22, 1998, whereby Netscape (i) utilizes certain of MatchLogic's services in Netscape's Netcenter or for other purposes, and (ii) is obligated to pay MatchLogic at least $2,500,000 pursuant to such agreement, then the foregoing amount of $25,000,000 shall be reduced to $10,000,000. The Company agrees that it shall be a condition to any such reduction that the Company shall have used best efforts, and shall have caused MatchLogic to use best efforts, to enter into the foregoing agreement with Netscape on terms reasonably acceptable to the Company.

     2. Exercise Price. The purchase price for each Share of Common Stock subject to this Warrant shall initially be equal to the average closing sale price of one share of Common Stock. as reported on the Nasdaq National Market for the thirty (30) most recent trading days ending on the third trading day preceding April 30, 1999 (which price shall be subject to adjustment pursuant to Section 7 hereof-, such price, as adjusted from time to time, is herein referred to as the "Exercise Price'"). Notwithstanding the foregoing, in the event that a Corporate Transaction (as defined below) occurs prior to April 30, 1999, then the Exercise Price shall initially be equal to (subject to adjustment pursuant to Section 7 below) the average closing sale price of one share of Common Stock, as reported on the Nasdaq National Market for the thirty (30) most recent trading clays ending on the thirtieth (30th) trading day preceding the first public announcement of such Corporate Transaction. In the event that closing sales prices of the Common Stock cease to be reported on the Nasdaq National Market, then the foregoing references to the Nasdaq National Market shall be deemed references to the primary national securities exchange or stock quotation system on which the Common Stock is then traded or included.

     3. Exercise Period. This Warrant shall become exercisable on April 30, 1999 and shall thereafter be exercisable until and including the date which is two (2) years after the date hereof.

Notwithstanding the foregoing, in the event that a Corporate Transaction (other than a Corporate Transaction in which Netscape is the acquiror) occurs prior to April 30, 1999, then this Warrant shall become exercisable on the date of the first public announcement of such Corporate Transaction and shall thereafter be exercisable until and including the date which is two (2) years after the date hereof A "Corporate Transaction" shall mean any of the following transactions:

          (a) a merger or consolidation in which the Company is not the surviving entity, and where the shareholders of the Company immediately prior to such merger or consolidation do not own, immediately after such merger or consolidation, by virtue of securities of the surviving entity issued in respect of their shares of Common Stock (or other securities) of the Company, Common Stock (or other securities) of the surviving entity representing more than fifty percent (50%) of the combined voting power of the outstanding securities of the surviving entity;

          (b) the sale, transfer or other disposition of all or substantially all of the assets of the Company, where the shareholders of the Company immediately prior to such sale, transfer or other disposition do not own, immediately after such sale, transfer or other disposition, by virtue of securities of the purchasing entity issued in respect of their shares of Common Stock (or other securities) of the Company, Common Stock (or other securities) of the purchasing entity representing more than fifty percent (50%) of the combined voting power of the outstanding securities of the purchasing entity; or

          (c) any reverse merger in which the Company is the surviving entity but in which the shareholders of the Company immediately prior to such merger do not continue to own, immediately after such merger, by virtue of their shares of Common Stock (or other securities) of the Company owned immediately prior to such merger, Common Stock (or other securities) of the Company representing more than fifty percent (50%) of the combined voting power of the outstanding securities of the Company.

     4.   Method of Exercise.

          (a) While this Warrant remains outstanding and exercisable in accordance with Section 3 above, the holder may exercise, in whole or in part, and from time to time, the purchase rights evidenced hereby, provided that no such exercise shall have an aggregate exercise price of less than $2,000,000, unless the aggregate exercise price of all Shares then remaining subject to this Warrant shall be less than $2,000,000, in which case this Warrant may only be exercised in full. Such exercise shall be effected by:

               (i) the surrender of the Warrant, together with a duly executed copy of the form of subscription attached hereto, to the Secretary of the Company at its principal offices; and

               (ii) the payment to the Company in cash of an amount equal to the aggregate Exercise Price for the number of Shares being purchased.

          (b) Right to Convert Warrant. The holder hereof shall have the right to convert this Warrant, by the surrender of this Warrant and the Notice of Conversion form annexed hereto duly executed at the office of the Company in Redwood City, California (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company), in whole or in part (but not as to a number of Shares less than eight percent (8%) of the number of Shares for which this Warrant was initially exercisable, as adjusted pursuant to Section 7, unless the aggregate number of Shares then remaining subject to this Warrant shall be less than eight percent (8%) of the number of Shares for which this Warrant was initially exercisable, as adjusted pursuant to Section 7, in which case this Warrant may only be converted in full), and from time to time, at any time before the close of business on the last day of the exercise period provided for in Section 3 hereof, into shares of Common Stock as provided for in this Section 4(b). Upon exercise of this conversion right, the number of Shares issuable upon exercise of this Warrant will be reduced by the number of Shares subject to this Warrant as to which the conversion election is being made, and the holder hereof shall be entitled to receive that number of shares of Common Stock of the Company computed as follows:

                         X    =    Y*(A-B) / A, where:

                        (X)   =    the number of shares of Common Stock
                                   issuable upon conversion of this Warrant.

                        (Y)   =    the number of shares of Common Stock covered
                                   by this Warrant in respect of which the
                                   conversion election is being made.

                        (A)   =    the Fair Market Value (as defined below) of
                                   one share of Common Stock on the date of conversion of this Warrant.

                        (B)   =    the Exercise Price for one share of
                                   Common Stock on the date of conversion
                                   of this Warrant.

     If the above calculation results in a negative number, then no shares of Common Stock shall be issued or issuable upon conversion of this Warrant.

     "Fair Market Value" of a share of Common Stock shall mean (i) if the Common Stock is quoted on the Nasdaq National Market or listed on a national securities exchange at the date the Notice of Conversion is given, the average closing price of the Common Stock on the Nasdaq National Market or such national securities exchange on the ten (10) trading days immediately preceding the date the Notice of Conversion is given; or (ii) if the Common Stock is not then quoted on the Nasdaq National Market or listed on a national securities exchange, the price per share which the Company would obtain from a willing buyer for Common Stock sold by the Company from authorized but Unicode shares as such price shall be agreed upon by the holder hereof and the Company or, if agreement cannot be reached within ten (10) business days of the holder's election hereunder, as such price shall be determined by a panel of three (3) appraisers, one (1) to be chosen by the Company, one (1) to be chosen by the holder and the third to be chosen by the first two (2) appraisers. If the appraisers cannot reach agreement within thirty (30) days of the holder's election hereunder, then each appraiser shall deliver its appraisal and the appraisal which is neither the highest nor the lowest shall constitute the Fair Market Value. In the event either party fails to choose an appraiser within thirty (30) days of the holder's election hereunder, then the appraisal of the sole appraiser shall constitute the Fair Market Value. Each party shall bear the cost of the appraiser selected by such party and the cost of the third appraiser shall be borne one-half by each party. In the event either party fails to choose an appraiser, the cost of the sole appraiser shall be borne one-half by each party.

     Upon conversion of this Warrant, the holder hereof shall be entitled to receive a certificate for the number of shares of Common Stock determined as aforesaid.

          (c) Expenses. The Company shall pay all expenses, taxes (other than transfer taxes) and other charges payable in connection with the preparation, issuance and delivery of this Warrant and the Shares.

     5. Certificates for Shares. Upon the exercise of the purchase rights evidenced by this Warrant, one or more certificates for the number of Shares so purchased shall be issued as soon as practicable thereafter, and in any event within five (5) business days of the delivery of the subscription notice.

     6. Valid Issuance of Shares. The Company covenants that (i) it will at all times keep reserved for issuance upon exercise hereof such number of shares of Common Stock as shall be issuable upon such exercise, and (ii) the Shares, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, charges and preemptive or similar rights with respect to the issuance thereof

     7. Adjustment of Exercise Price and Number of Shares. The number and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

          (a) Adjustment of Exercise Price and Number of Shares. The Exercise Price and the number and kind of Shares (or other securities) purchasable hereunder shall be subject to adjustment as follows: In case the Company shall at any time prior to the expiration of this Warrant, (i) pay a dividend or make a distribution on the outstanding shares of Common Stock in shares of Common Stock of the Company, (ii) subdivide the outstanding shares of Common Stock into a larger number of shares of Common Stock, (iii) combine the outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue any equity interest in a reclassification of the Common Stock, then, and in each such case, the Exercise Price and number of Shares (or other securities) purchasable hereunder in effect immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Company) so that the holder of this Warrant shall be entitled to receive, for the same aggregate consideration, the number of shares of Common Stock or other securities of the Company that the holder would have owned or been entitled to receive upon or by reason of any of the events described above, had this Warrant been exercised (whether or not otherwise then exercisable) immediately prior to the occurrence of such event with respect to any unexercised portion of this Warrant. Any adjustment made pursuant to this Section 7 shall become effective retroactively (i) in the case of any such dividend or distribution, to a date immediately following the close of business on the record date for the determination of holders of Common Stock entitled to receive such dividend or distribution or (ii) in the case of any such subdivision, combination or reclassification, to the close of business on the day upon which such corporate action becomes effective. In case the Company at any time or from time to time shall take any action affecting the Common Stock or its other equity interests, if any, other than an action described above, then an adjustment shall be made in the Exercise Price and number of Shares (or other securities) purchasable hereunder in such manner and at such time as the Board of Directors of the Company in good faith determines to be equitable in the circumstances (such determination to be evidenced in a resolution, a certified copy of which shall be mailed to the holder of this Warrant).

          (b) Corporate Transactions. If at any time after the date hereof and prior to the expiration hereof, and in case of any capital reorganization or reclassification, or other change of outstanding Common Stock or other equity interest, if any, or in the case of any consolidation or merger of the Company with or into another person (other than a consolidation or merger in which the Company is the resulting or surviving person and which does not result in any reclassification or change in the Common Stock or other outstanding equity interest, if any), or in case of any sale or other disposition to another person of all or substantially all of the assets of the Company (any of the foregoing, a "Transaction"), the Company, or such successor or purchasing person, as the case may be, shall execute and deliver to the holder of this Warrant at least ten business days prior to effecting any of the foregoing Transactions a certificate stating that the holder shall have the right thereafter, until the expiration hereof, in connection with any remaining portion of this Warrant to exercise this Warrant (for the same aggregate consideration) into the kind and amount (estimating such amount to the extent necessary) of equity securities or other securities (of the Company or another issuer) or property or cash which would be receivable upon such Transaction by a holder of the number of shares of Common Stock into which such unexercised portion of this Warrant would have been exercisable for immediately prior to such Transaction (whether or not otherwise then exercisable).

     8. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the Exercise Price then in effect.

     9. No Stockholder Rights. Prior to exercise of this Warrant, the holder shall not be entitled to any rights of a stockholder with respect to the Shares, including (without limitation) the right to vote such Shares, receive dividends or other distributions thereon, exercise preemptive rights or be notified of stockholder meetings.

     10. Transferability. This Warrant may not be transferred or assigned, in whole or in part, without the prior written consent of the Company, which consent may be withheld in the Company's sole discretion, provided that the Investor shall be permitted to transfer all or any portion of this Warrant (i) to an underwriter of a public offering of Common Stock if and only if the Warrant (or any such portion) shall be immediately exercised by such underwriter and the Shares issued upon such exercise are immediately sold to the public,
(ii) to any affiliate (as that term is defined in the Securities Act) of the Investor, or (iii) in connection with any merger or consolidation to which the Investor is a party, any sale of all or substantially all of the Investor's assets or any other acquisition of the Investor.

     11. Successors and Assigns. The terms and provisions of this Warrant and the Agreement shall inure to the benefit of, and be binding upon, the Company and the holders hereof and their respective successors and permitted assigns.

     12. Amendments and Waivers. Any waiver or amendment of any term of this Warrant shall be binding upon any subsequent holder of this Warrant.

     13. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party's address set forth in the Agreement or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand, (ii) sent by reputable overnight courier, or (iii) sent by registered or certified mail, return receipt requested, postage prepaid. All notices, requests, consents, and other communications hereunder shall be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iii) if sent by registered or certified mail, on the 5th business day following the day such mailing is made.

     14. Governing Law. This Warrant shall be governed by the laws of the State of California (without giving effect to the conflict of law principles thereof).

                                       EXCITE, INC.


                                       By:
                                          --------------------------------------
                                       Title:
                                             -----------------------------------

                                  SUBSCRIPTION



Excite, Inc.
Attention:      Corporate Secretary

     The undersigned, the holder of the attached warrant, hereby irrevocably elects to purchase pursuant to the provisions of the attached Warrant, __________ shares of the Common Stock of Excite, Inc. (or such securities issuable hereunder).

     Payment of the exercise price per share required under such Warrant accompanies this Subscription.

                                       WARRANTHOLDER:


                                       -----------------------------------------

 Date:                                 By:
      --------------------------           -------------------------------------
                                       Title:
                                              ----------------------------------

                              NOTICE OF CONVERSION



To:      EXCITE, INC.

     (1) The undersigned hereby elects to convert _______ of the shares of Common Stock (or other securities) represented by the attached Warrant into such number of shares of Common Stock of EXCITE, INC. as is determined pursuant to
Section 4(b) of such Warrant, which conversion shall be effected pursuant to the terms of the attached Warrant.

     (2) Please issue a certificate of certificates representing the appropriate number of shares of Common Stock in the name of the undersigned or in such other name as is specified.


                                       -----------------------------------------
                                       (Name)


                                       -----------------------------------------
                                       (Address)

                                    EXHIBIT C


                      FORM OF OPINION OF COMPANY'S COUNSEL


         (1) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all corporate power and authority required to (a) carry on its business as presently conducted, and (b) enter into the Agreement and to consummate the transactions contemplated thereby, including the issuance of the Warrants (and the issuance of the Shares upon exercise thereof) to the Investor.

         (2) As of the date of the Agreement the capitalization of the Company is as follows:

                           (a) Common Stock.  A total of 50,000,000 authorized
shares of Common Stock, of which 22,317,229 shares were issued and outstanding as of March 31, 1998. All of such outstanding shares are validly issued, fully paid and non-assessable.

                           (b) Preferred Stock.  A total of 4,000,000 authorized
shares of Preferred Stock, none of which is issued or outstanding.

         (3) All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution, delivery of, and the performance of all obligations of the Company under the Agreement, the authorization and issuance of the Warrants and the authorization, reservation for issuance, issuance and delivery of all of the Shares issuable upon exercise of the Warrants has been taken, and the Agreement and the Warrants constitute the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

         (4) The Shares, when issued and delivered upon exercise of the Warrants in accordance with the terms thereof, shall be duly and validly issued, fully paid and nonassessable and not subject to any statutory preemptive rights.

         (5) Based in part on the representations made by the Investor in
Section 4 of the Agreement, the Warrants are being issued, and upon exercise thereof the Shares will be issued, in full compliance with the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Securities Act"), or in compliance with applicable exemptions therefrom, and the registration and qualification requirements of all applicable securities laws of the state of California.

         (6) No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by the Agreement, including the issuance of the Warrants and the issuance of the Shares upon exercise thereof, except for the filing of such qualifications or filings under the Securities Act and California securities laws as may be required in connection with the transactions contemplated by the Agreement. All such qualifications and filings have been made, in the case of qualifications, on or prior to the date hereof, and have been made or will be made, in the case of filings, within the time prescribed by law.

         (7) The execution, delivery and performance of the Agreement by the Company, and the consummation by the Company of the transactions contemplated thereby, including the issuance of the Warrants and the issuance of the Shares upon exercise thereof, do not and will not (i) contravene or conflict with the Articles of Incorporation or Bylaws of the Company; (ii) constitute a material violation of any provision of any federal, state, local or foreign law, rule or regulation binding upon or applicable to the Company; or (iii) constitute a default or require any consent under, give rise to any right of termination, cancellation or acceleration of, or to a loss of any benefit to which the Company is entitled under, or result in the creation or imposition of any lien, claim or encumbrance on any assets of the Company under, any contract to which the Company is a party and which is attached as an Exhibit to one of the SEC Documents.